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                                                                     EXHIBIT 3.3

                           LIC. JUAN M. ALVAREZ MORENO
                   CORREDOR PUBLICO No 46 DEL DISTRITO FEDERAL


                                  CERTIFICACION

                                  ACTA NO 6537
                        FECHA: 26 DE SEPTIEMBRE DE 2002.

               DE LA AGRUPACION DE LOS ESTATUTOS SOCIALES DE LA
               EMPRESA DENOMINADA "GRUPO TMM", SOCIEDAD
               ANONIMA, QUE REALIZO A SOLICITUD DEL SENOR
               LICENCIADO JOSE MANUEL MUNOZ ARTEAGA.

  urgentes Sur No. 577 - 3er. Piso - Col. Napoles - C.P. 03810 - Mexico, D.F.
                       Tel. 523-0177 - Tel y Fax 523-9276

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                                                                          [SEAL]

                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL

LIBRO NUMERO CINCO DE ACTAS Y POLIZAS.

ACTA NUMERO SEIS MIL QUINIENTOS TREINTA Y SIETE.

En la Ciudad de Mexico, Distrito Federal, a VEINTISEIS de SEPTIEMBRE de dos mil DOS.

Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduria Publica numero Cuarenta y Seis del Distrito Federal, hago constar:

Que en esta fecha comparece ante mi el senor Licenciado JOSE MANUEL MUNOZ ARTEAGA, quien me solicita certifique la agrupacion de los estatutos sociales de "GRUPO TMM", SOCIEDAD ANONIMA, acto que realizo en los terminos siguientes:

                            A N T E C E D E N T E S :

I.- Por escritura publica numero veintiseis mil doscientos veinticinco, de fecha catorce de agosto de mil novecientos ochenta y siete, otorgada ante la fe del licenciado Miguel Limon Diaz, Notario Publico numero Noventa y Siete del Distrito Federal, cuyo primer testimonio quedo inscrito en el Registro Publico de Comercio del Distrito Federal, bajo el folio mercantil numero ciento dos mil cuatrocientos noventa y nueve, el dia veinticinco de febrero de mil novecientos ochenta y ocho, se constituyo la sociedad denominada "GRUPO SERVIA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con clausula de exclusion de extranjeros, domicilio en la Ciudad de Mexico, Distrito Federal, duracion de noventa y nueve anos, capital minimo fijo de Un Millon de Pesos (actualmente Cien Mil Pesos) Moneda Nacional, y variable ilimitado, cuyo objeto social preponderante es prestar a personas morales o fisicas nacionales o extranjeras, asesoria financiera, administrativa o de comercio exterior.

II.- Mediante escritura publica numero veintinueve mil ochocientos quince, de fecha quince de febrero de mil novecientos noventa y uno, otorgada ante la fe del licenciado Roberto Nunez y Bandera, Titular de la Notaria Publica numero Uno del Distrito Federal, cuyo primer

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testimonio quedo inscrito en el Registro Publico de Comercio del Distrito
Federal, bajo el folio mercantil numero ciento dos mil cuatrocientos noventa y nueve, el dia ocho de mayo de mil novecientos noventa y uno, se protocolizo un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "GRUPO SERVIA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia diecinueve de septiembre de mil novecientos noventa, en la cual entre otros puntos se aprobo modificar los articulos decimo, decimo primero, decimo septimo, vigesimo septimo y trigesimo cuarto de los estatutos sociales.

III.- Por escritura publica numero cuarenta y cinco mil ciento uno, de fecha veintiocho de julio de dos mil, otorgada ante la fe del mismo Notario Publico que la anterior, cuyo primer testimonio quedo inscrito en el Registro Publico de Comercio del Distrito Federal, bajo el folio mercantil numero ciento dos mil cuatrocientos noventa y nueve, se protocolizaron las Actas de las Asambleas Generales Extraordinarias de Accionistas de las sociedades denominadas "GRUPO SERVIA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como FUSIONANTE y "SERVIA CORPORATIVO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como FUSIONADA, celebradas el dia veintinueve de octubre de mil novecientos noventa y nueve.

IV.- Mediante escritura publica numero treinta y seis mil novecientos cinco, de fecha quince de marzo de dos mil uno, otorgada ante la fe del licenciado Miguel Limon Diaz, Titular de la Notaria Publica numero Noventa y Siete del Distrito Federal, en la que actua como Asociada la licenciada Rosamaria Lopez Lugo, Titular de la Notaria Publica numero Doscientos Veintitres de este mismo Distrito, cuyo primer testimonio quedo inscrito en el Registro Publico de Comercio del Distrito Federal, bajo el folio mercantil numero ciento dos mil cuatrocientos noventa y nueve, el dia dieciocho de abril de dos mil uno, se protocolizo un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "GRUPO SERVIA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia

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                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL

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veintitres de enero de dos mil uno, donde entre otros puntos se aprobo el cambio de denominacion de la sociedad por la de "GRUPO TMM", SOCIEDAD ANONIMA DE
CAPITAL VARIABLE, reformandose el articulo primero de los estatutos sociales.

V.- Por escritura publica numero treinta y ocho mil quinientos cincuenta, de fecha treinta de noviembre de dos mil uno, otorgada ante la fe del mismo Notario Publico que la anterior, se protocolizo un Acta de Asamblea General Extraordinaria y Ordinaria de Accionistas de la sociedad denominada "GRUPO TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia treinta y uno de octubre de dos mil uno, en la cual entre otros puntos se aprobo la modificacion del articulo quinto de los estatutos sociales.

VI.- Mediante poliza numero cinco mil cuatrocientos veinte, de fecha siete de diciembre de dos mil uno, otorgada ante la fe del suscrito Corredor Publico, cuyo primer original quedo inscrito en el Registro Publico de la Propiedad y de Comercio de esta ciudad, bajo el folio mercantil numero ciento dos mil cuatrocientos noventa y nueve, el dia doce de diciembre dos mil uno, se formalizo un Acta de Asamblea General Extraordinaria de Accionistas de la multicitada sociedad, celebrada el dia siete de diciembre del ano en curso, en la que entre otros acuerdos se aprobo el aumento de capital en su parte fija y como consecuencia la modificacion al articulo quinto de sus estatutos sociales.

VII.- Por poliza numero cinco mil cuatrocientos veintiuno, de fecha siete de diciembre de dos mil uno, otorgada ante la fe del suscrito Corredor Publico, cuyo primer original quedo inscrito en el Registro Publico de Comercio de esta ciudad, bajo el folio mercantil numero ciento dos mil cuatrocientos noventa y nueve, el dia doce de diciembre dos mil uno, se formalizo un Acta de Asamblea General Extraordinaria de Accionistas de la referida sociedad, celebrada el dia siete de diciembre del ano en curso, en la que entre otros acuerdos se tomaron los siguientes: la escision de la sociedad "GRUPO TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE,

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                                        4

como sociedad "ESCINDENTE", sin extinguirse mediante la aportacion en bloque de parte de su activo, pasivo y capital social a la sociedad "ESCINDIDA" de nueva creacion con personalidad juridica y patrimonio propios que se denomina "PROMOTORA SERVIA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, asi como la reforma a los Estatutos Sociales de la sociedad "GRUPO TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

VIII.- Mediante poliza numero cinco mil cuatrocientos ochenta y nueve, de fecha veintiseis de diciembre de dos mil uno, otorgada ante la fe del suscrito Corredor Publico, cuyo primer original quedo inscrito en el Registro Publico de la Propiedad y de Comercio del Distrito Federal, bajo los folios mercantiles numeros ciento dos mil cuatrocientos noventa y nueve, y veinticinco mil doscientos doce, el dia veintiseis de diciembre de dos mil uno, se formalizaron las Actas de Asambleas Generales Extraordinarias de Accionistas de las sociedades denominadas "GRUPO TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONANTE y "TRANSPORTACION MARITIMA MEXICANA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONADA, celebradas el dia veintiuno de diciembre de dos mil uno.

IX.- Por poliza numero cinco mil novecientos treinta y siete, de fecha dos de mayo de dos mil dos, otorgada ante la fe del suscrito Corredor Publico, cuyo primer original quedo inscrito en el Registro Publico de Comercio del Distrito Federal, bajo el folio mercantil numero ciento dos mil cuatrocientos noventa y nueve, el dia ocho de mayo de dos mil dos, se formalizo un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "GRUPO TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia veintinueve de abril de dos mil dos, en la que entre otros puntos se aprobo la emision de obligaciones convertibles en acciones para su colocacion en el extranjero.

X.- Mediante poliza numero seis mil trescientos ochenta y dos, de fecha veinte de agosto de dos mil dos, otorgada ante la fe del suscrito

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                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL

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Corredor Publico, cuyo primer original quedo inscrito en el Registro Publico de
Comercio del Distrito Federal, bajo el folio mercantil numero ciento dos mil cuatrocientos noventa y nueve, el dia veinte de agosto de dos mil dos, se formalizo un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "GRUPO TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia veinte de agosto de dos mil dos, en la que entre otros puntos se aprobo una emision de nuevos titulos de deuda o bonos en los Estados Unidos de America y con las caracteristicas generales que al efecto se autoricen.

XI.- Por poliza numero seis mil cuatrocientos diecinueve, de fecha veintinueve de agosto de dos mil dos, otorgada ante la fe del suscrito Corredor Publico, cuyo primer original quedo inscrito en el mismo Registro Publico de Comercio del Distrito Federal y bajo el citado folio mercantil que la anterior, el dia trece de septiembre de dos mil dos, se formalizo un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "GRUPO TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia veintiocho de agosto de dos mil dos, en la que entre otros puntos se aprobo la reclasificacion de las acciones serie "L" del capital social de la sociedad para convertirse en acciones serie "A", y eliminacion de la modalidad de capital variable de la sociedad, para que en lo sucesivo se denomine "GRUPO TMM", SOCIEDAD ANONIMA, y como consecuencia de ello, la reforma de las clausulas primera, quinta, sexta, septima, octava, novena, decima, decimo primera, decimo novena, vigesimo quinta, vigesimo sexta, vigesimo septima, cuadragesimo cuarta de los estatutos sociales de la sociedad.

A continuacion transcribo el texto de los Estatutos Sociales vigentes de "GRUPO TMM", SOCIEDAD ANONIMA, los cuales son del tenor literal siguiente:

"                              ESTATUTOS SOCIALES

                                   CAPITULO I

                             DISPOSICIONES GENERALES

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                                  DENOMINACION

     PRIMERA. La denominacion de la sociedad es "GRUPO TMM", e ira siempre seguida de las palabras SOCIEDAD ANONIMA, o de su abreviatura "S.A."

                                    DOMICILIO

     SEGUNDA. El domicilio de la Sociedad es la Ciudad de Mexico, Distrito Federal, sin perjuicio de que pueda establecer agencias, sucursales, oficinas, bodegas o dependencias en cualquier lugar de la Republica Mexicana y del extranjero, sin que por ello se entienda cambiado su domicilio. La Sociedad podra designar domicilios convencionales en los actos juridicos que celebre.

                                    DURACION

     TERCERA. La duracion de la Sociedad es de noventa y nueve anos, contados a partir del 14 de Agosto de 1987. Dicho plazo sera prorrogable en una o mas ocasiones, segun lo determine la Asamblea General Extraordinaria de Accionistas de la Sociedad.

                                  OBJETO SOCIAL

     CUARTA. La Sociedad tendra por objeto:

     A) Adquirir cualquier interes o participacion en el capital de otras sociedades mercantiles o civiles, formando parte en su constitucion o adquiriendo acciones o participaciones en las ya constituidas, asi como enajenar
o traspasar tales acciones o participaciones. Las sociedades en las cuales tenga la titularidad de la mayoria de las acciones o partes sociales, no deberan directa o indirectamente, invertir en acciones de la Sociedad, ni de ninguna otra empresa que a su vez sea accionista mayoritaria de la misma, o que sin serlo tengan aquellas conocimiento que es accionista de esta;

     B)  Promover, organizar y administrar toda clase de sociedades mercantiles
o civiles;

     C) Fabricar, armar, aparejar y reparar, por cuenta propia o ajena, tanto en la Republica Mexicana como en el extranjero, toda clase de embarcaciones;

     D)  Establecer y explotar servicios de navegacion para el

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                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL

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transporte de carga y pasajeros, dentro y fuera de la Republica Mexicana;

     E) Construir, instalar y mantener tanto en la Republica Mexicana como en el extranjero, por cuenta propia o ajena, muelles, diques, talleres de reparacion de servicios de senales, estaciones meteorologicas y sus respectivos equipos, asi como todos los servicios que le sean conexos;

     F) Comprar o en cualquier forma adquirir y vender o en cualquier otra forma traspasar, por cuenta propia o ajena, toda clase de embarcaciones o cualesquiera otras maquinas o aparatos para la transportacion maritima, asi como sus motores, refacciones, combustibles y lubricantes;

     G) Instalar y mantener sistemas de comunicacion por radio, telegrafo, telefono o cualquier otro medio de comunicacion para el uso de los negocios sociales o para cualquier otro proposito de acuerdo con la legislacion aplicable;

     H) Operar y participar en el sistema ferroviario nacional, por si o a traves de sociedades mercantiles en cuyo capital social participe la Sociedad;

     I) Constituir toda clase de sistemas de logistica y prestar toda clase de servicios de logistica dentro o fuera de la Republica Mexicana, ya por si o a traves de sociedades mercantiles en cuyo capital social participe la Sociedad;

     J) Recibir y promover asesorias, por conducto de toda clase de personas, fisicas o morales, mexicanas o extranjeras, de todos aquellos servicios que resulten necesarios para la realizacion de su objeto social;

     K) Otorgar prestamos a las Sociedades Mercantiles o Civiles en las que tenga interes o participacion mayoritaria o que pueda ejercitar la facultad de designar la mayoria de los organos de administracion, o a terceros en el curso ordinario de sus negocios;

     L) Obtener, adquirir o utilizar y/o disponer, por conducto de grupos financieros nacionales y/o extranjeros, de toda clase de

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fondos y recursos economicos que resulten necesarios para la realizacion de su objeto social, asi como obtener y otorgar prestamos o creditos con o sin garantia, celebrar todo tipo de contratos de credito, emitir obligaciones y cualesquiera otros titulos de credito que se emitan en serie o de cualquier otra forma sean colocados entre el gran publico inversionista, ya sea en el pais o en el exterior;

     M) Otorgar, girar, emitir, aceptar, endosar, certificar, garantizar o por cualquier concepto suscribir, inclusive por aval, toda clase de titulos de credito, y otorgar toda clase de garantias, personales o reales, para garantizar obligaciones a cargo de las empresas subsidiarias en las que tenga participacion mayoritaria, asi como a cargo de las empresas subsidiarias de estas, en la consecucion del objeto social de la Sociedad;

     N) Celebrar toda clase de contratos de fideicomiso que sean necesarios para la consecucion de su objeto social;

     O) Adquirir en propiedad, tomar en arrendamiento, poseer, usufructuar y, en general, utilizar y administrar toda clase de bienes muebles o inmuebles, asi como los derechos reales que permitan las leyes de la Republica Mexicana o en el extranjero, de acuerdo con los requisitos que las mismas exijan y que sean necesarios o convenientes para la realizacion de su objeto social, en la inteligencia de que en ningun caso podra adquirir, poseer o administrar bienes inmuebles con fines agricolas;

     P) Promover, organizar, participar y contratar, ya sea en Mexico o en el extranjero, con personas fisicas o morales mexicanas o extranjeras, concursos, licitaciones, operaciones, eventos, reuniones, exposiciones, publicitaciones, programas de capacitacion, de desarrollo, de investigacion de mercados, e innovaciones y en general participar en todos aquellos eventos y reuniones de negocios que resultes necesarios o convenientes para la realizacion de su objeto social;

     Q) La contratacion, por cuenta propia o de terceros, ya sea en Mexico o en el extranjero, con personas fisicas o morales mexicanas o extranjeras, de medios de publicidad, asi como la venta y/o compra

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                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL

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de espacios publicitarios, y en general de todo aquello relacionado con el ramo de la industria de los medios de comunicacion e informacion, que resulten necesarios o convenientes para la realizacion de su objeto social;

     R) Llevar, por cuenta propia o de terceros, ya sea en Mexico o en el extranjero, y con todo tipo de personas fisicas o morales mexicanas o extranjeras, programas de capacitacion y desarrollo, asi como trabajos de investigacion, que resulten necesarios o convenientes para la realizacion de su objeto social;

     S) Solicitar y obtener, bajo cualquier titulo, las concesiones y permisos y ejercer los derechos derivados de los mismos, asi como registrar y patentar o actuar como intermediario o negociador, y adquirir, por cualquier titulo legal, ya sea en Mexico o en el extranjero, con personas mexicanas o extranjeras, toda clase de invenciones, modelos de utilidades, disenos industriales, marcas, asi como de avisos, nombres comerciales, franquicias, autorizaciones, licencias, sublicencias, concesiones, opciones, preferencias, derechos sobre ellos y en general toda clase de uso y explotacion de derechos de propiedad intelectual e industrial, literaria o artisticas, que resulten necesarios o convenientes para la realizacion de su objeto social;

     T) Ser agente o representante, comisionista, distribuidor, mandatario y/o intermediario, ya sea en Mexico o en el extranjero, de personas fisicas o morales, mexicanas o extranjeras, que resulten necesarias o relacionadas con la realizacion de su objeto social;

     U) Celebrar y/o llevar a cabo, en la Republica Mexicana o en el extranjero, por cuenta propia o ajena, toda clase de actos principales o accesorios, civiles y comerciales o de cualquier otra indole, contratos, convenios civiles, mercantiles, principales o de garantia, o de cualquier otra clase que esten permitidos por la ley, pudiendo ademas, bien sea como fiador, aval o en cualquier otro caracter, inclusive el de deudor solidario o mancomunado, garantizar obligaciones y adeudos de las empresas subsidiarias en las que tenga participacion mayoritaria, asi como a cargo de las empresas

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subsidiarias de estas, en la consecucion del objeto social de la Sociedad;

     V) En general, realizar las demas actividades y celebrar los contratos y convenios que se requieran para la consecucion de su objeto social, o que deban de realizarse por cualquier disposicion de caracter legal.

                                  NACIONALIDAD

     QUINTA. La sociedad es de nacionalidad mexicana, toda vez que se constituye conforme a las leyes aplicables en los Estados Unidos Mexicanos, y tiene su domicilio social en el pais.

     La Sociedad no admitira como socios o accionistas a inversionistas extranjeros ni a sociedades mexicanas en cuyos estatutos sociales no se contenga la clausula de exclusion de extranjeros, ni tampoco reconocera derechos de socios o accionistas a dichos inversionistas o sociedades.

                                   CAPITULO II

                   DISPOSICIONES APLICABLES AL CAPITAL SOCIAL

                                 CAPITAL SOCIAL

     SEXTA. El capital social asciende a la cantidad de $700,000,000.00 (SETECIENTOS MILLONES 00/100 M.N.) de pesos, representado por 56,963,137 (CINCUENTA Y SEIS MILLONES NOVECIENTOS SESENTA Y TRES MIL CIENTO TREINTA Y SIETE) acciones Serie "A", todas ellas comunes, nominativas, sin expresion de valor nominal, integramente suscritas y pagadas.

                                    ACCIONES

     SEPTIMA. El capital social estara siempre representado por acciones nominativas, comunes, de la Serie "A", sin expresion de valor nominal. Todas las acciones representativas del capital social de la Sociedad conferiran a sus tenedores iguales derechos. Cada accionista representara un voto por cada accion de su propiedad.

     Las acciones representativas del capital social solo podran ser suscritas por personas o inversionistas de nacionalidad mexicana o sociedades mexicanas en cuyos estatutos sociales se contenga la

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                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL

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clausula de exclusion de extranjeros. Las sociedades mercantiles o civiles en cuyo capital o haber social participe mayoritariamente la Sociedad, no podran adquirir directa o indirectamente acciones de la Sociedad, o acciones de cualquier otra sociedad que sea accionista mayoritaria de la Sociedad, o que sin serlo tengan aquellas conocimiento de que es accionista de esta Sociedad.

                           AUMENTO DEL CAPITAL SOCIAL

     OCTAVA. El capital de la Sociedad solo podra aumentarse si se adoptan las resoluciones pertinentes en la Asamblea General Extraordinaria de Accionistas de la Sociedad, se reforma la Clausula Sexta de estos estatutos sociales, y se lleva a cabo la inscripcion del instrumento publico que contenga la formalizacion del acta correspondiente en el Registro Publico de Comercio del domicilio la Sociedad.

     La Asamblea General de Accionistas que resuelva el incremento en el capital social de la Sociedad, debera acordar los terminos y condiciones conforme a los cuales dicho incremento debera llevarse a cabo.

     No podra decretarse un aumento del capital social de la Sociedad si en dicho momento no estan totalmente suscritas y pagadas todas las acciones emitidas por la Sociedad con anterioridad.

                             DERECHO DE PREFERENCIA

     NOVENA. En caso de incremento en el capital social, excepto tratandose de acciones no suscritas emitidas por la Sociedad conforme a la Clausula Decimo Primera de estos estatutos sociales, los accionistas de la Sociedad tendran en todo tiempo el derecho preferente para suscribir las nuevas acciones que se emitan para representar dicho aumento, en proporcion al numero de acciones representativas del capital social de que sean tenedores.

     El derecho de preferencia a que se refiere esta Clausula, debera ejercitarse dentro de los quince (15) dias siguientes a la publicacion, en el Diario Oficial de la Federacion y en uno de los periodicos de

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mayor circulacion en el domicilio de la Sociedad, del acuerdo de la Asamblea
General de Accionistas sobre el aumento del capital social. Si transcurrido dicho plazo de quince (15) dias, aun quedaren acciones por suscribir, estas seran ofrecidas por el Consejo de Administracion para su suscripcion y pago a las personas fisicas o morales que para tal efecto acuerde el Consejo de Administracion o para su colocacion entre el gran publico inversionista sujeto a las disposiciones legales aplicables, en terminos y condiciones que en ningun caso podran ser mas favorables que aquellos en los que fueron ofrecidas a los accionistas de la Sociedad para sus suscripcion y pago.

     En caso de aumento del capital social como resultado de la capitalizacion de primas sobre acciones, de la capitalizacion de utilidades retenidas o de reservas de valuacion o revaluacion, los accionistas tendran derecho a la parte proporcional que les correspondiere en ese aumento y en su caso a recibir las nuevas acciones que se emitan para representar dicho aumento. Cuando se trate de la capitalizacion de utilidades retenidas o de reservas de valuacion o revaluacion, estas deberan haber sido previamente reconocidas en estados financieros debidamente aprobados por la Asamblea General de Accionistas. Tratandose de reservas de valuacion o de revaluacion, estas deberan estar apoyadas en avaluos efectuados por valuadores independientes autorizados por la Comision Nacional Bancaria y de Valores, instituciones de credito o corredores publicos titulados.

                         DISMINUCION DEL CAPITAL SOCIAL

     DECIMA. El capital social de la Sociedad solo podra disminuirse si se adoptan las resoluciones pertinentes en Asamblea General Extraordinaria de Accionistas de la Sociedad, se reforma la Clausula Sexta de estos estatutos sociales, y se lleva a cabo la inscripcion del instrumento publico que contenga la formalizacion del acta correspondiente en el Registro Publico del Comercio del domicilio de la Sociedad.

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     El acuerdo de la Asamblea General Extraordinaria de Accionistas que decrete la reduccion del capital social de la Sociedad, o la liberacion a los accionistas de exhibiciones no realizadas, se publicara por tres veces en el Diario Oficial de la Federacion con intervalos de diez dias.

     Toda disminucion del capital social sera hecha mediante cancelacion de acciones en una cantidad tal que permita la amortizacion proporcional de acciones de todos los accionistas que detenten acciones representativas del capital social de la Sociedad.

     Ninguna disminucion de capital social podra autorizarse cuando tenga como consecuencia reducir el capital social a una cantidad menor del importe minimo previsto en la ley aplicable.

                              ACCIONES DE TESORERIA

     DECIMO PRIMERA. La Sociedad podra emitir acciones no suscritas que integren su capital social para su colocacion en el publico, siempre que se mantengan en custodia en una institucion para el deposito de valores, y se cumplan con las condiciones establecidas en la Ley del Mercado de Valores para tal efecto.

     Las acciones emitidas, previa autorizacion de la Comision Nacional Bancaria y de Valores, se acreditaran en cuenta al intermediario bursatil colocador, contra el pago del precio de las mismas. La Sociedad, al dar publicidad al capital social autorizado, debera mencionar el importe del capital pagado a esa fecha. Las acciones que no se suscriban y paguen dentro del plazo que senale la Comision Nacional Bancaria y de Valores se consideraran anuladas, sin que se requiera declaracion judicial y se procedera a su cancelacion, reduciendose el capital social autorizado en la misma proporcion.

     En la Asamblea General de Accionistas en la que se decrete la emision de acciones no suscritas, debera hacerse renuncia expresa al derecho de preferencia a que se refiere el Articulo 132 de la Ley General de Sociedades Mercantiles y la Clausula Novena de estos estatutos sociales. Existiendo el quorum previsto por estos estatutos

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                                       14

sociales, el acuerdo que se tome a este respecto producira todos sus efectos, alcanzando a los accionistas que no hayan asistido a dicha Asamblea, por lo que la Sociedad quedara en libertad de colocar las acciones entre el publico, sin hacer la publicacion a que se refiere dicho Articulo 132 citado. Cualquier accionista que vote en contra de la emision de acciones no suscritas, tendra derecho a exigir de la Sociedad, la colocacion de sus acciones al mismo precio en el que se ofrezcan al publico las acciones materia de la emision. La Sociedad tendra obligacion de colocar en primer lugar las acciones pertenecientes a los accionistas inconformes.

     En la convocatoria en la que se cite a dicha Asamblea, se debera hacer notar expresamente que se reune para los fines de emitir acciones no suscritas, haciendo mencion especial a lo establecido en el parrafo inmediato anterior.

     Cualquier accionista que vote en contra de las resoluciones en dicha Asamblea General de Accionistas, tendra derecho a exigir de la Sociedad la colocacion de sus acciones, al mismo precio en el que se ofrezcan al publico las acciones materia de la emision. La Sociedad tendra obligacion de colocar en primer lugar las acciones pertenecientes a los accionistas inconformes.

                         ADQUISICION DE ACCIONES PROPIAS

     DECIMO SEGUNDA. La Sociedad podra adquirir acciones representativas de su capital social, a traves de las bolsas de valores, nacionales o extranjeras, donde coticen las acciones de la Sociedad, al precio corriente en el mercado, sin que sea aplicable la prohibicion establecida en el primer parrafo del Articulo 134 de la Ley General de Sociedades Mercantiles, siempre que la compra se realice con cargo al capital contable, en tanto las acciones asi adquiridas pertenezcan a la Sociedad o, en su caso, con cargo al capital social en el evento de que se resuelva convertirlas en acciones de tesoreria, en cuyo supuesto no se requerira de resolucion de la Asamblea General de Accionistas.

     Mientras las acciones representativas del capital social,

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adquiridas por la Sociedad conforme a esta Clausula, sean propiedad de la misma, estas no podran ser representadas en asambleas de accionistas de cualquier clase.

     Las acciones que pertenezcan a la Sociedad o, en su caso, las acciones de tesoreria a que se refiere esta Clausula, sin perjuicio de lo establecido por la Ley General de Sociedades Mercantiles, podran ser colocadas entre el publico inversionista, sin que para este ultimo caso, el aumento de capital social correspondiente requiera resolucion de la Asamblea General de Accionistas, ni del acuerdo del Consejo de Administracion, tratandose de su colocacion.

     La Asamblea General Ordinaria de Accionistas debera acordar expresamente, para cada ejercicio, el monto maximo de recursos que podra destinarse a la compra de acciones propias, con la unica limitante de que la sumatoria de los recursos que puedan destinarse a ese fin, en ningun caso exceda el saldo total de las utilidades netas de la Sociedad, incluyendo las utilidades pendientes de aplicar o retenidas. El Consejo de Administracion de la Sociedad debera designar a la persona o personas responsables de la adquisicion y colocacion de acciones propias.

     La compra de acciones propias por parte de la Sociedad, los informes que sobre las mismas deban presentarse a la Asamblea General Ordinaria de Accionistas, las normas de revelacion financiera, asi como los terminos en que estas operaciones sean dadas a conocer a la Comision Nacional Bancaria y de Valores, deberan cumplir con las disposiciones de caracter general que expida dicha Comision.

                 CANCELACION DE COTIZACION EN BOLSAS DE VALORES

     DECIMO TERCERA. En caso de que la Asamblea General Extraordinaria de Accionistas resuelva la cancelacion de la inscripcion de las acciones representativas del capital social en el Registro Nacional de Valores, o dicha cancelacion sea resuelta por la Comision Nacional Bancaria y de Valores en terminos de la legislacion aplicable, entonces los accionistas que detenten el control

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de la Sociedad en ese momento, estaran obligados a realizar una oferta publica de compra de las acciones representativas del capital social de la Sociedad que coticen en bolsas de valores previamente a dicha cancelacion, al precio que resulte mas alto entre (i) el promedio del cierre de las operaciones que se hubieren efectuado durante los treinta dias en que hubieren cotizado las acciones en la Bolsa Mexicana de Valores, previos a la fecha de dicha oferta publica, o bien (ii) al valor contable por accion de acuerdo al ultimo reporte trimestral presentado a la propia Comision Nacional Bancaria y de Valores y a las bolsas de valores en donde coticen las acciones de la Sociedad, salvo que la Comision Nacional Bancaria y de Valores, al resolver la autorizacion de dicha oferta publica de compra de acciones tendiente a la cancelacion de la inscripcion referida, autorice un precio distinto.

     La modificacion de esta Clausula requiere su aprobacion en Asamblea General Extraordinaria de Accionistas de la Sociedad, con el voto favorable de acciones que representen, por lo menos, el noventa y cinco por ciento (95%) del capital social de la Sociedad y la aprobacion previa de la Comision Nacional Bancaria y de Valores.

     Los accionistas que detenten el control de la sociedad no quedaran obligados a llevar a cabo la oferta publica mencionada, si se acredita el consentimiento de la totalidad de los socios para la cancelacion registral.

                    RESTRICCION A LA TRANSMISION DE ACCIONES

     DECIMO CUARTA. En los terminos y para los efectos del Articulo 130 de la Ley General de Sociedades Mercantiles y de la Fraccion VII del Articulo 14 Bis 3 de la Ley del Mercado de Valores, se establece que la adquisicion de acciones de la Serie "A" representativas del capital social de la Sociedad, en una o varias operaciones simultaneas o sucesivas, por parte de cualquier persona o grupo de personas vinculadas entre si o que actuen en concertacion, que implique que dicha persona o grupo de personas adquiera acciones de la Serie "A" que representen el cinco por ciento

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(5%) o mas de dicha Serie de acciones del capital social de la Sociedad, independientemente del numero de acciones Serie "A" de que sean titulares en ese momento, unicamente podra llevarse a cabo previa la autorizacion del Consejo de Administracion de la Sociedad. Si el Consejo de Administracion niega la autorizacion, designara a uno o mas postores para la compra de dichas acciones en bolsas de valores, nacionales o extranjeras, al precio corriente de mercado.

     La Sociedad no reconocera como dueno de acciones Serie "A" representativas de su capital social a cualquier persona o grupo de personas vinculadas entre si
o que actuen en concertacion, que haya o hayan adquirido dichas acciones Serie "A" en violacion de lo establecido en esta Clausula, sin que pueda emitirse voto alguno respecto de las mismas.

     La modificacion de esta Clausula requiere su aprobacion en Asamblea General Extraordinaria de Accionistas de la Sociedad, con el voto favorable de acciones que representen, por lo menos, el noventa y cinco por ciento (95%) del capital social de la Sociedad.

                               TITULOS DE ACCIONES

     DECIMO QUINTA. Las acciones estaran representadas por titulos que seran nominativos y que podran amparar una o varias acciones y podran llevar adheridos cupones numerados. Los titulos llevaran la firma autografa o en facsimil del presidente y del secretario del Consejo de Administracion. Si se utilizaren firmas en facsimil, los originales de las mismas deberan depositarse en el Registro Publico de Comercio en que se encuentre inscrita la Sociedad. En tanto se expidan los titulos definitivos de acciones, la Sociedad expedira a los accionistas certificados provisionales que evidencien su participacion en el capital social. Dichos certificados provisionales seran nominativos, podran llevar adheridos cupones y deberan canjearse, en su oportunidad, por los titulos definitivos de acciones.

     Los titulos definitivos de acciones deberan emitirse en un plazo

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no mayor a ciento ochenta dias naturales, contado a partir de la fecha en que se haya acordado su emision o canje.

     Cuando por cualquier causa se modifiquen las indicaciones contenidas en los titulos definitivos de acciones o en los certificados provisionales, estos deberan canjearse por nuevos titulos definitivos de acciones o certificados provisionales y anularse los primitivos, o bien, bastara que se haga constar en estos ultimos, previa certificacion notarial o de corredor publico titulado, dicha modificacion.

     DECIMO SEXTA. Tanto los titulos definitivos como los certificados provisionales de acciones deberan reunir los requisitos establecidos por los Articulos ciento veinticinco (125) y ciento veintisiete (127) de la Ley General de Sociedades Mercantiles y deberan contener la insercion literal de las Clausulas Quinta y Decimo Cuarta de estos estatutos.

     El Consejo de Administracion queda facultado para que, tanto los titulos de las acciones, como los certificados provisionales, sean expedidos amparando una
o mas acciones. Ademas queda facultado para hacer el canje de titulos o certificados que cubran determinado numero de acciones por titulos o certificados nuevos, segun lo soliciten los tenedores de los mismos y siempre que los titulos o certificados nuevos cubran, en conjunto, el mismo numero total de acciones que aquellos en cuyo lugar se expidan.

     En caso de robo, perdida, extravio o destruccion de cualquier titulo definitivo o certificado provisional que ampare acciones representativas del capital social de la Sociedad, su reposicion quedara sujeta a las disposiciones del Capitulo Primero, Titulo Primero, de la Ley General de Titulos y Operaciones de Credito. Todos los duplicados de certificados provisionales o de titulos definitivos, llevaran la indicacion de que son duplicados y que los titulos o certificados originales ha sido debidamente cancelados. Todos los gastos inherentes a la cancelacion y reposicion de titulos definitivos o de certificados provisionales, correran por cuenta del

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tenedor del certificado o titulo definitivo que se haya repuesto.

                          LIBRO DE REGISTRO DE ACCIONES

     DECIMO SEPTIMA. La Sociedad llevara un Libro de Registro de Acciones en el que se insertara lo siguiente:

     I. El nombre, la nacionalidad y el domicilio del accionista, con indicacion de las acciones que le pertenezcan, expresandose los numeros, Series y demas particularidades;

     II. La indicacion de las exhibiciones que se efectuen, o la indicacion de que son acciones liberadas;

     III. Las transmisiones de acciones que se realicen, siempre que dichas transmisiones cumplan con lo establecido en las disposiciones de estos estatutos;

     IV. Los demas actos que deban inscribirse de acuerdo con las disposiciones legales vigentes de tiempo en tiempo, a peticion de parte interesada.

     La Sociedad unicamente considerara como dueno de las acciones a quien aparezca inscrito como tal en el Libro de Registro de Acciones de la Sociedad. A este efecto, la Sociedad debera inscribir en dicho registro, a peticion de cualquier titular las transmisiones que se efectuen.

     Las inscripciones en el Libro de Registro de Acciones se suspenderan desde el quinto dia anterior a la celebracion de las Asambleas de Accionistas, hasta el dia habil inmediato siguiente a la celebracion de las mismas.

                                  CAPITULO III

                         DE LAS ASAMBLEAS DE ACCIONISTAS

                             ASAMBLEA DE ACCIONISTAS

     DECIMO OCTAVA. La Asamblea General de Accionistas es el organo supremo de la Sociedad, estando subordinados a el todos los demas, y estara facultada para tomar toda clase de resoluciones y nombrar y remover a cualquier Consejero con sujecion a lo establecido por estos estatutos y la ley, o a cualquier funcionario, respetando en su caso los derechos de las minorias. Sus

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resoluciones deberan ser ejecutadas y su cumplimiento sera vigilado por el
Consejo de Administracion, o por la persona o personas que expresamente designe la Asamblea correspondiente.

                               CLASES DE ASAMBLEAS

     DECIMO NOVENA. Las Asambleas de Accionistas pueden ser Ordinarias o Extraordinarias.

     Las Asambleas Generales Ordinarias de Accionistas conoceran de todos los asuntos que no esten reservados por la ley o por estos estatutos sociales a las Asambleas Generales Extraordinarias de Accionistas.

     La Asamblea General Ordinaria de Accionistas se reunira cuando menos una vez al ano en la fecha que fije el Consejo de Administracion dentro de los primeros cuatro (4) meses que sigan a la clausura del ejercicio social. Ademas de ocuparse de los asuntos incluidos en la orden del dia, la Asamblea debera discutir, aprobar o modificar el informe del Consejo de Administracion y el informe del o los comisarios a que se refieren los Articulos ciento setenta y dos (172) y ciento sesenta y seis (166) Fraccion IV de la Ley General de Sociedades Mercantiles, relativos a la marcha de los negocios, el balance general, el estado de perdidas y ganancias, el estado de cambios en la posicion financiera y el estado de cambio en la inversion de los accionistas para dicho ejercicio social, tanto de la Sociedad como de aquellas sociedades mercantiles o civiles en las que la Sociedad participe mayoritariamente, cuando el valor de la inversion en cada una de ellas exceda del veinte por ciento (20%) del capital contable de la Sociedad, segun el estado de posicion financiera de la Sociedad al cierre del ejercicio social correspondiente. Dicha Asamblea debera ocuparse tambien del nombramiento de los consejeros y comisarios para el siguiente ejercicio social asi como para determinar sus emolumentos.

     Las Asambleas Generales Extraordinarias podran reunirse en cualquier tiempo cuando deba de tratarse alguno de los asuntos previstos en el Articulo ciento ochenta y dos (182) de la Ley General

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de Sociedades Mercantiles, la escision de la Sociedad, y la cancelacion de la inscripcion de las acciones que emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores y en las bolsas de valores nacionales
o extranjeras en las que, en su caso, se encuentren listadas.

                           REUNIONES DE LAS ASAMBLEAS

     VIGESIMA. Todas las Asambleas de Accionistas se reuniran en el domicilio social de la Sociedad en cualquier tiempo en que sean convocadas, y sin este requisito seran nulas, salvo (i) el caso fortuito o la fuerza mayor, o (ii) que las resoluciones tomadas en asamblea no convocada, o fuera de asamblea, sean adoptadas por los accionistas conforme a lo establecido en la Clausula Vigesimo Quinta de estos estatutos sociales.

                                  CONVOCATORIAS

     VIGESIMO PRIMERA. Las convocatorias para Asambleas Generales deberan hacerse por encargo del Consejo de Administracion, o por el Comisario o cualquiera de los Comisarios, en su caso. Asimismo, todo accionista o grupo de accionistas que represente, por lo menos, el diez por ciento (10%) del capital social, podra solicitar se convoque a Asamblea General de Accionistas, en los terminos y cumpliendo los requisitos que senala el Articulo 184 de la Ley General de Sociedades Mercantiles.

     Toda convocatoria debera publicarse por una sola vez en el periodico oficial de la entidad del domicilio de la Sociedad y en uno de los periodicos de mayor circulacion en dicho domicilio, cuando menos con quince (15) dias de anticipacion entre la fecha de publicacion y el dia senalado para la celebracion de la Asamblea.

     La convocatoria debera contener la fecha, la hora y el lugar de celebracion de la Asamblea de que se trate, la orden del dia a la que dicha Asamblea debera sujetarse, y sera firmada por quien la haga. No podran incluirse bajo el rubro de asuntos generales de cualquier convocatoria, los asuntos a que se refieren los Articulos 181 y 182 de la Ley General de Sociedades Mercantiles.

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     Desde el momento en que se publique cualquier convocatoria para Asambleas de Accionistas, estaran a disposicion de los accionistas, en las oficinas de la Sociedad, la informacion y los documentos relacionados con cada uno de los puntos establecidos en la orden del dia correspondiente.

     Si alguna Asamblea no pudiere celebrarse el dia senalado para su reunion, se hara una segunda o ulterior convocatoria con expresion de las circunstancias del caso, debiendo cumplirse con los requisitos establecidos para la primera convocatoria.

     No sera necesaria la convocatoria tratandose de resoluciones adoptadas por Asambleas no convocadas, o fuera de Asamblea, en ambos casos sujeto a lo que se establece en la Clausula Vigesimo Quinta siguiente, ni cuando se trate de la continuacion de una Asamblea legalmente instalada siempre que cuando al ser interrumpida dicha Asamblea se haya senalado la fecha, hora y lugar en que deba continuar.

                     REQUISITOS PARA ASISTIR A LAS ASAMBLEAS

     VIGESIMO SEGUNDA. Para que los accionistas de la Sociedad tengan derecho de asistir a las Asambleas, deberan depositar sus acciones en la secretaria de la Sociedad o en el Instituto para el Deposito de Valores o en cualquier institucion de credito nacional o extranjera cuando menos con dos dias de anticipacion al senalado para la Asamblea. Tratandose de Asambleas en las que por estar representadas todas las acciones con derecho a voto se puedan tomar resoluciones sin necesidad de convocatoria previa, el deposito de las acciones podra hacerse en cualquier momento antes de la celebracion de la misma. Las acciones depositadas unicamente podran ser devueltas despues de celebrada la Asamblea de que se trate.

     Los accionistas que depositen sus acciones conforme al parrafo anterior, solicitaran a la institucion depositaria de que se trate, una constancia en la que se indique el nombre del accionista, la cantidad de acciones depositadas, los numeros de los titulos que las representan, la fecha de celebracion de la Asamblea y la condicion de

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que dichas acciones permaneceran en poder de la institucion depositaria hasta despues de terminada la Asamblea de que se trate.

     Contra la entrega de los titulos que amparen las acciones o dichas constancias a la secretaria de la Sociedad, el secretario del Consejo de Administracion expedira a los interesados las tarjetas de admision correspondientes, en las cuales se indicara el nombre del accionista y el numero de votos a que tiene derecho, asi como, en su caso, la denominacion de la depositaria.

     Tratandose de acciones depositadas en alguna Institucion para el Deposito de Valores, las tarjetas de admision se expediran contra la entrega que se haga a la Sociedad de la constancia de deposito respectivo y, en su caso, del listado complementario a que se refiere el Articulo 78 de la Ley del Mercado de Valores.

     Los accionistas no necesitaran probar sus derechos de asistencia a la Asamblea en los terminos de los parrafos anteriores, respecto de las acciones que se encuentren registradas a su nombre en el Libro de Registro de Acciones de la Sociedad.

                  PROCEDIMIENTO EN LAS ASAMBLEAS DE ACCIONISTAS

     VIGESIMO TERCERA. A) Seran presididas por el presidente del Consejo de Administracion, y a falta de este actuara como presidente otro consejero en el orden de su designacion, y en ausencia de ambos aquella persona que designen los accionistas por mayoria de votos de los presentes en la Asamblea de que se trate, y actuara como secretario el del Consejo de Administracion, o en su defecto el prosecretario, y en ausencia de ambos, la persona que designen los accionistas por mayoria de votos de los presentes en la Asamblea de que se trate.

     B) Al iniciarse la Asamblea, el presidente nombrara de entre los presentes a uno o mas escrutadores para hacer el recuento de las acciones presentes o representadas, asi como el numero de votos que a dichas acciones corresponden. El o los escrutadores debera(n) formular una lista de asistencia en la que se anotaran los nombres de los accionistas presentes o representados y el numero de acciones

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que les pertenezcan, para estar en posibilidad de hacer el recuento respectivo en las votaciones.

     C) Si se encuentra presente el quorum requerido conforme a estos estatutos sociales, el presidente la declarara legalmente instalada y se procedera al desahogo de la orden del dia.

     D) El accionista o grupo de accionistas que represente cuando menos el diez por ciento (10%) de las acciones representadas en una Asamblea de Accionistas, podra solicitar que se aplace la votacion de cualquier asunto respecto del cual no se consideren suficientemente informados, en cuyo caso la votacion respecto de dicho asunto se aplazara para dentro de tres dias, sin necesidad de nueva convocatoria. Este derecho no podra ejercitarse sino una sola vez para el mismo asunto.

     VIGESIMO CUARTA. Los accionistas podran hacerse representar en las Asambleas por mandatarios que podran ser o no accionistas de la Sociedad. La representacion podra conferirse mediante poder notarial general o especial, o mediante simple carta poder otorgada ante dos testigos que satisfaga los requisitos establecidos por la ley. Para tales efectos, la Sociedad debera elaborar formularios que reunan, ademas de los anteriores, los siguientes requisitos:

     1. Senalar de manera notoria la denominacion de la Sociedad, asi como la orden del dia a que se sujetara la Asamblea de Accionistas de que se trate; y

     2. Contener espacio para las instrucciones que senale el otorgante para el ejercicio del poder.

     La Sociedad debera mantener a disposicion de los intermediarios del mercado de valores que acrediten contar con la representacion de los accionistas, en las oficinas de la Sociedad, durante un plazo de quince (15) dias anteriores a la fecha de la Asamblea de Accionistas de que se trate, los formularios de poderes a fin de que dichos intermediarios puedan hacerlos llegar con oportunidad a sus representados.

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     El secretario o prosecretario de la Sociedad, debera cerciorarse de la observancia de lo dispuesto en esta Clausula e informar de ello a la Asamblea de Accionistas de que se trate, lo que se hara constar en el acta respectiva.

     Los consejeros y los comisarios estan impedidos de actuar como mandatarios de accionistas en cualquier Asamblea de Accionistas de la Sociedad.

                             QUORUM DE LAS ASAMBLEAS

     VIGESIMO QUINTA. A) Para que las Asambleas Generales Ordinarias de Accionistas se consideren legalmente instaladas en primera convocatoria, debera estar representado, por lo menos, la mitad del capital social de la Sociedad en circulacion en ese momento; y sus resoluciones seran validas cuando se tomen por mayoria de los votos presentes. En segunda y subsecuentes convocatorias, las Asambleas Generales Ordinarias funcionaran validamente con los accionistas que concurran, cualquiera que sea el numero de acciones que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse.

     B) Para que las Asambleas Generales Extraordinarias de Accionistas se consideren legalmente instaladas en primera convocatoria, debera estar representado, por lo menos, tres cuartas partes del capital social de la Sociedad en circulacion en ese momento, y para que sus resoluciones sean validas, se requerira siempre que sean adoptadas por un numero de acciones que represente, por lo menos, la mitad del capital social de la Sociedad en circulacion en ese momento. En segunda y subsecuentes convocatorias, las Asambleas Generales Extraordinarias se consideraran legalmente instaladas cuando se encuentre representado, por lo menos, la mitad del capital social de la Sociedad en circulacion en ese momento, y para que sus resoluciones sean validas, se requerira siempre que sean adoptadas por un numero de acciones que represente, por lo menos, la mitad del capital social de la Sociedad en circulacion en ese momento.

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     C) En las Asambleas de Accionistas las votaciones seran economicas, a menos que alguno de los asistentes pida que sean nominales.

     D) Las resoluciones adoptadas por las Asambleas de Accionistas son obligatorias aun para los ausentes o disidentes, salvo el derecho de oposicion en los terminos del apartado H) siguiente.

     E) Las resoluciones adoptadas en Asambleas de Accionistas no convocadas en los terminos de la Clausula Vigesimo Primera de estos Estatutos sera nula, salvo que en el momento de la votacion haya estado representada en dicha Asamblea, la totalidad de las acciones en que se divida el capital social de la Sociedad en ese momento.

     F) Las resoluciones tomadas fuera de Asamblea de Accionistas, por unanimidad de votos de los accionistas que representen la totalidad de las acciones en que se divida el capital social, tendran, para todos los efectos legales, la misma validez que si hubieren sido adoptadas reunidos en Asamblea de Accionistas, siempre que se confirmen por escrito.

     G) El accionista o grupo de accionistas que represente, por lo menos, el quince por ciento (15%) del capital social, podra ejercitar directamente la accion de responsabilidad civil contra los administradores, siempre que (i) la demanda comprenda el monto total de las responsabilidades en favor de la Sociedad, y no unicamente en el interes personal de los promoventes, y (ii) en su caso, los actores no hayan aprobado la resolucion tomada por la Asamblea General de Accionistas sobre no haber lugar a proceder contra los administradores demandados. Los bienes que se obtengan como resultado de la reclamacion, seran percibidos por la Sociedad.

     H) El accionista o grupo de accionistas que represente, por lo menos, el veinte por ciento (20%) del capital social, podran oponerse judicialmente a las resoluciones de las Asambleas Generales de Accionistas, siempre que (i) la demanda se presente dentro de los quince (15) dias siguientes a la fecha de la clausura de la Asamblea, (ii) los reclamantes no hayan concurrido a la Asamblea
o hayan dado

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su voto en contra de la resolucion, y (iii) la demanda senale la clausula de estos Estatutos Sociales o del precepto legal infringidos y el concepto de violacion.

                               ACTAS DE ASAMBLEAS

     VIGESIMO SEXTA. De toda Asamblea de Accionistas se levantara un acta que se asentara en el Libro de Actas de Asambleas respectivo que debera abrir y mantener la Sociedad, y debera ser firmada por el presidente y el secretario de la Asamblea, asi como por el o los Comisarios que hayan asistido. Se agregaran al apendice de cada acta los documentos que en su caso justifiquen que las convocatorias se hicieron en los terminos establecidos por estos estatutos sociales o en su caso, constancia de los supuestos previstos por el apartado E) de la Clausula Vigesimo Quinta de estos estatutos sociales, asi como la lista de asistencia debidamente firmada por los escrutadores y los demas asistentes que asi quisieren hacerlo, las cartas poder o copia del poder notarial de los representantes de los accionistas, los informes, dictamenes y demas documentos que se hubieren sometido a la consideracion de la Asamblea, y una copia del acta respectiva.

     En el mismo libro se consignaran las resoluciones tomadas en los terminos del inciso F) de la Clausula Vigesimo Quinta de estos estatutos sociales, de las cuales dara fe el secretario del Consejo de Administracion.

                                   CAPITULO IV

                                 ADMINISTRACION

                            CONSEJO DE ADMINISTRACION

     VIGESIMO SEPTIMA. La administracion de la sociedad estara a cargo de un Consejo de Administracion. El Consejo de Administracion se integrara siempre por el numero de Consejeros que determine la Asamblea General Ordinaria de Accionistas en cada caso. El Consejo de Administracion de la sociedad estara integrado por un numero de Consejeros propietarios no menor a cinco (5) ni mayor a veinte (20), sin perjuicio de la designacion de sus respectivos

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suplentes, en el entendido que cuando menos, el veinticinco por ciento de los
Consejeros, deberan ser "consejeros independientes" de acuerdo con la Ley del Mercado de Valores. Por cada consejero propietario, se designara a su respectivo suplente, en el entendido que los consejeros suplentes de los que sean independientes, deberan tener ese mismo caracter.

     Los Consejeros podran ser accionistas o personas extranas a la Sociedad, deberan tener capacidad legal para ejercer su encargo y no estar inhabilitados para ejercer el comercio.

     Los Consejeros seran elegidos en Asamblea General Ordinaria de Accionistas, por mayoria simple de votos de los accionistas presentes en dicha Asamblea. Cualquier accionista o grupo de accionistas que represente cuando menos un diez por ciento (10%) del capital social tendra derecho a nombrar a un Consejero y a su respectivo suplente. La designacion de cualquier Consejero propietario, y de su respectivo suplente, hecha por una minoria, solo podra ser revocada cuando lo sean igualmente todos los demas Consejeros, a menos que la remocion obedezca a causa justificada de acuerdo con la ley aplicable.

     Para el caso de ausencia temporal o definitiva de un Consejero propietario, tal consejero propietario sera sustituido por el consejero suplente que especificamente haya sido designado para sustituirlo.

     El Consejo de Administracion, en la primera sesion que celebre despues de la Asamblea Ordinaria anual y siempre y cuando en esta Asamblea no se hiciere el nombramiento, designara de entre sus miembros un presidente, mismo que debera ser elegido por mayoria de votos de sus integrantes. El presidente del Consejo de Administracion siempre contara con voto de calidad para el caso de empate.

     Asimismo, el Consejo de Administracion, en la primera sesion que celebre despues de la Asamblea Ordinaria anual y siempre y cuando en esta Asamblea no se hiciere el nombramiento, nombrara un secretario y un prosecretario, quienes podran no ser miembros

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del Consejo de Administracion. Dicho secretario y prosecretario podran en cualquier tiempo ser removidos por el Consejo de Administracion, y sus faltas temporales y definitivas seran cubiertas por las personas que designe el propio consejo. El secretario y el prosecretario, no obstante no sean miembros del Consejo de Administracion de la Sociedad, podran firmar y hacer publicar cualquier convocatoria a Asamblea de Accionistas de la Sociedad ordenada o resuelta por el Consejo de Administracion conforme a la Clausula Vigesimo Primera de estos Estatutos Sociales.

                                 LOS CONSEJEROS

     VIGESIMO OCTAVA. Los Consejeros deberan reunir los requisitos que marquen las disposiciones legales aplicables. Los Consejeros suplentes cubriran las faltas temporales o absolutas de los propietarios respecto de los cuales hubieran sido nombrados suplentes.

     Los Consejeros duraran en su encargo por regla general un (1) ano, podran ser reelectos y, excepto por lo dispuesto en la legislacion aplicable, continuaran en el desempeno de sus funciones aun cuando hubiese concluido el periodo para el que hubiesen sido designados, en tanto sus sucesores no sean designados y tomen posesion de sus cargos.

     La Asamblea General Ordinaria de Accionistas podra senalar un plazo mayor durante el cual uno o mas de los Consejeros designados en dicha Asamblea estaran en funciones, en cuyo caso, no podran ser removidos previo al vencimiento de su encargo, excepto por causa justificada o de responsabilidad de acuerdo con la ley. La remuneracion de los Consejeros, segun sea el caso, sera fijada por la Asamblea General Ordinaria de Accionistas que los haya elegido, con cargo a gastos generales.

                              SESIONES DEL CONSEJO

     VIGESIMO NOVENA. Las sesiones del Consejo de Administracion seran ordinarias y extraordinarias. Las sesiones ordinarias se celebraran periodicamente los dias y horas que

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designare el Consejo, en el entendido que el Consejo de Administracion debera reunirse por lo menos, una vez cada tres meses. Las sesiones extraordinarias se celebraran cuando lo acuerde el presidente del Consejo o lo solicite el veinticinco por ciento de los consejeros o cualquiera de los comisarios de la Sociedad. El (los) comisario(s) deberan ser citados a todas las sesiones del Consejo, a las que deberan asistir con voz pero sin voto.

     El Consejo de Administracion, sesionara en el domicilio de la Sociedad o en cualquier otro lugar de la Republica Mexicana o del extranjero que se determine con anticipacion en la convocatoria respectiva. Las sesiones del Consejo de Administracion seran presididas por el presidente del mismo y en ausencia de este por su suplente, y en ausencia de este, por cualquier consejero que designen los consejeros presentes en la sesion correspondiente, por mayoria de votos.

     Actuara como secretario, el secretario del Consejo y en ausencia de este el prosecretario, o en ausencia del prosecretario, cualquier consejero que designen los consejeros presentes en la sesion correspondiente.

     Las convocatorias deberan hacerse por escrito y enviarse a cada uno de los consejeros propietarios, suplentes y comisarios, con por lo menos cinco (5) dias naturales de anticipacion a la fecha en que deba de celebrarse sesion relativa, a los domicilios respectivos que los mismos Consejeros y comisarios hayan senalado para ese fin. Las convocatorias deberan especificar la hora, la fecha, y el lugar de la reunion, y deberan ser firmadas por quienes las hagan. Las convocatorias podran ser enviadas por correo o fax.

                                     QUORUM

     TRIGESIMA. Para que el Consejo de Administracion sesione validamente deberan asistir, por lo menos, la mitad de los consejeros que lo integren de vez en vez. Si una sesion del Consejo no pudiere celebrarse por falta de quorum, se repetira la convocatoria cuantas veces sea necesario, enviandose las convocatorias en los terminos

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previstos por la Clausula Vigesimo Novena anterior.

     Para que las resoluciones del Consejo de Administracion sean validas, estas deberan ser adoptadas por el voto favorable de la mayoria de los Consejeros presentes en la sesion de que se trate, no obstante el quorum existente. En caso de empate, el presidente del Consejo, o su suplente, en su caso, decidira con voto de calidad.

     Las resoluciones tomadas fuera de sesion de Consejo de Administracion tendran la misma validez que si hubiesen sido adoptadas en sesion de Consejo de Administracion, siempre que sean tomadas por unanimidad de votos de los Consejeros propietarios y se confirmen por escrito por cada uno de ellos.

                                      ACTAS

     TRIGESIMO PRIMERA. De cada sesion del Consejo se levantara un acta y se asentara en el Libro de Actas correspondiente que debera mantener la Sociedad, que firmara el presidente del Consejo, o en su defecto, la persona que haya presidido la sesion, el secretario o en su defecto quien haya fungido como secretario y el comisario o comisarios que hayan asistido. Del contenido de dichas actas el secretario o el prosecretario podran expedir copias certificadas, extractos o certificaciones que sean necesarias.

     En el mismo Libro de Actas se consignaran los acuerdos adoptados en los terminos del ultimo parrafo de la Clausula Vigesimo Novena de estos estatutos sociales, de las cuales dara fe el secretario o el prosecretario.

     De toda acta se formara un apendice en el que se incluiran (i) los documentos que en su caso justifiquen que las convocatorias se hicieron en los terminos establecidos por estos estatutos sociales, (ii) la lista de asistencia debidamente firmada por los asistentes, (iii) los dictamenes y demas documentos que se hubieren sometido a la consideracion del Consejo de Administracion, y
(iv) una copia del acta correspondiente.

                                    GARANTIAS

     TRIGESIMO SEGUNDA. Los miembros del Consejo de

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Administracion, no requeriran asegurar la responsabilidad que pudieren contraer en el desempeno de sus encargos, ni tendran que otorgar caucion, fianza o deposito en efectivo ante la Sociedad, salvo que asi lo determine expresamente la Asamblea General de Accionistas que los haya elegido.

                    FACULTADES DEL CONSEJO DE ADMINISTRACION

     TRIGESIMO TERCERA. El Consejo de Administracion como cuerpo colegiado, tendra las facultades que a los organos de su clase atribuyen las leyes correspondientes y estos estatutos sociales, en el entendido que el Consejo no podra resolver respecto de ninguno de los asuntos reservados a la Asamblea de Accionistas de conformidad con la ley o estos estatutos sociales.

     Ningun miembro del Consejo de Administracion podra ejercitar las facultades del Consejo individualmente. El Consejo podra designar de entre sus miembros delegados para la ejecucion de actos concretos. A falta de designacion especial, la representacion le correspondera al presidente del Consejo.

     De manera enunciativa mas no limitativa, el Consejo de Administracion, como cuerpo colegiado, tendra las siguientes facultades:

     A) Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, inclusive para otorgar perdon, desistirse de toda clase de juicios, recursos y procedimientos en general, asi como del juicio de amparo, para presentar denuncias y querellas de caracter penal, transigir, comprometer en arbitros y para constituirse en coadyuvante del Ministerio Publico, poder que podra ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de el, con la mayor amplitud prevista por las leyes.

     B) Poder general para administrar los negocios y bienes de la sociedad, otorgar y suscribir todo genero de garantias y avales y ejecutar los actos, celebrar los contratos firmar los documentos y

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otorgar o suscribir los titulos de credito que requiera esa administracion.

     C) Poder general para ejercer los actos de dominio que permitan las leyes.

     D) Poder para otorgar, suscribir y endosar toda clase de titulos de credito
o valores, en los terminos del Articulo 9(degree). de la Ley General de
Titulos y Operaciones de Credito.

     E) Poder para sustituir en todo o en parte sus poderes y facultades, y para otorgar y revocar poderes generales o especiales, dentro de las limitaciones establecidas en estos estatutos sociales.

     F) Poder para convocar a Asambleas Generales de Accionistas y ejecutar y hacer cumplir las resoluciones que se adopten en las mismas.

     G) Poder para designar y revocar los nombramientos del director general de la Sociedad, gerentes, funcionarios personal de confianza y de los demas organismos internos de la Sociedad que estime conveniente senalando sus atribuciones, facultades, obligaciones, remuneracion, asi como las garantias que deban otorgar cuando el Consejo lo estime necesario.

     H) Facultad para establecer sucursales y agencias de la Sociedad y para suprimirlas.

     I) Facultad para firmar toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con el objeto de la Sociedad.

     J) En general, podra llevar a cabo todos los actos y contratos que fueren necesarios para la consecucion del objeto social de la Sociedad y aquellos que se les atribuyan en otras clausulas de estos estatutos. El consejo de administracion podra delegar alguna o algunas de sus facultades en uno o varios consejeros, para que las ejerzan en los negocios y lugares que determine, firmar por medio de la persona o personas que al efecto designe de entre sus miembros toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los fines sociales de la Sociedad, y en

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general nombrar de entre sus miembros uno o mas delegados para la ejecucion de actos concretos.

     No obstante todo lo anterior:

     I. Correspondera en exclusiva al Consejo de Administracion, determinar el sentido en que deban ser emitidos los votos correspondientes a las acciones propiedad de la Sociedad, en las asambleas generales ordinarias y extraordinarias de accionistas de las sociedades civiles o mercantiles en que sea titular de la mayoria de las acciones en que se divida su capital o haber social.

     II. El Consejo de Administracion requerira de la autorizacion previa de la Asamblea General Ordinaria de accionistas, para aprobar la adquisicion o enajenacion de acciones, o el ejercicio del derecho de retiro, en los siguientes supuestos:

     1. Cuando el valor de adquisicion de acciones de otra sociedad, por virtud de una o varias adquisiciones simultaneas o sucesivas, exceda el veinte por ciento (20%) del capital contable de la Sociedad, segun el ultimo estado de posicion financiera de la misma. No se requerira de la aprobacion de la Asamblea General Ordinaria de accionistas cuando se adquieran acciones de otras sociedades civiles o mercantiles cuyas actividades sean coincidentes con el objeto social de la Compania.

     2. Cuando el valor de enajenacion de acciones de otra sociedad, por virtud de una o varias enajenaciones sean simultaneas o sucesivas, exceda el veinte por ciento (20%) del capital contable de la Sociedad, segun el ultimo estado de posicion financiera de la misma. Se requerira previa aprobacion de la Asamblea General Ordinaria de accionistas cuando la enajenacion de las acciones implique, por virtud de una o varias operaciones simultaneas o sucesivas, la perdida del control de la sociedad emisora de las acciones, cuyas actividades sean coincidentes con el objeto social de la Compania.

     3. Cuando el ejercicio del derecho de retiro en las sociedades de capital variable en las que participe la Sociedad represente, por virtud de uno o varios actos simultaneos o sucesivos, el reembolso de

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acciones cuyo valor exceda del veinte por ciento (20%) del capital contable de la Sociedad, segun el ultimo estado de posicion financiera de la misma. Se requerira previa aprobacion de la Asamblea General Ordinaria de accionistas cuando el retiro implique, por virtud de uno o varios actos simultaneos o sucesivos, la perdida del control de la sociedad emisora de las acciones, cuyas actividades sean coincidentes con el objeto social de la Compania.

     III. El Consejo de Administracion tendra la facultad indelegable de aprobar las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre la Sociedad y sus accionistas, con personas que formen parte de la administracion de la Sociedad o con quienes dichas personas mantengan vinculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el conyuge o su concubinario; la compra o venta del diez por ciento (10%) o mas del valor de los activos de la Sociedad; el otorgamiento de garantias por un monto superior al treinta por ciento (30%) del valor de los activos de la Sociedad; u operaciones distintas de las anteriores, pero que se aparten del giro ordinario de negocios de la Sociedad, cuando representen mas del uno por ciento (1%) del valor de los activos de la Sociedad.

     Los consejeros seran responsables de las resoluciones a que lleguen con motivo de los asuntos a que se refiere la fraccion III anterior, salvo en el caso previsto por el Articulo 159 de la Ley General de Sociedades Mercantiles, o en el supuesto de que los consejeros apoyen sus decisiones en opiniones de especialistas independientes, o en el Comite de Auditoria, que emitan opinion acerca de cualquiera de dichos asuntos.

                               COMITE DE AUDITORIA

     TRIGESIMO CUARTA. El Consejo de Administracion de la Sociedad debera establecer un Comite de Auditoria, el cual se integrara siempre por consejeros, de los cuales la mayoria debera ser integrada por consejeros independientes. El presidente del Comite de

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Auditoria debera ser consejero independiente. El o los comisarios deberan ser citados a dicho comite, quienes asistiran con voz, pero sin voto.

     El Comite de Auditoria tendra las siguientes funciones:

     A) Elaborar un reporte anual sobre sus actividades, que debera presentar al Consejo de Administracion;

     B) Opinar sobre operaciones o transacciones en las que sean parte la Sociedad y las personas relacionadas a que se refiere la Fraccion III de la Clausula Trigesimo Tercera anterior; y

     C) Proponer la contratacion de especialistas independientes en los casos que juzgue conveniente, a fin de que expresen su opinion respecto de operaciones
o transacciones a que se refiere el apartado b) inmediato anterior.

     El o los reportes del Comite de Auditoria, de cada ejercicio social de la Sociedad, deberan presentarse a la Asamblea General Ordinaria Anual de Accionistas.

                      ORGANOS INTERMEDIOS DE ADMINISTRACION

     TRIGESIMO QUINTA. El Consejo de Administracion de la Sociedad podra establecer uno o mas organos intermedios de administracion, en cuyo caso, su estructura, regimen de funcionamiento y delimitacion de facultades se sujetaran a lo establecido en esta Clausula.

     Cualquier organo intermedio de administracion estara integrada por el numero de miembros que en cada caso determine el Consejo de Administracion, pero en ningun caso podra ser menor de tres. Se podra designar ademas a un suplente por cada miembro propietario.

     El nombramiento de los miembros en que se integre cada organo intermedio dc administracion de vez en vez, debera recaer en Consejeros de la Sociedad, designados en la misma Asamblea General Ordinaria de accionistas que acuerde el nombramiento de los miembros del Consejo de Administracion.

     Los organos intermedios de administracion seran responsables de la implementacion de las politicas y directrices del Consejo de

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Administracion, dentro del ambito que determine el propio Consejo de
Administracion que los haya establecido, y solo podra resolver sobre aquellos asuntos no reservados de manera exclusiva a la Asamblea de Accionistas o al Consejo de Administracion.

     Los miembros de cualquier organo intermedio de administracion actuaran constituidos invariablemente en organo colegiado sin que sus facultades puedan ser delegadas en forma integral o ilimitada en persona alguna. Se reunira con quorum de la mayoria de sus miembros y tomara sus resoluciones con el voto favorable de la mayoria de los presentes, debiendo informar anualmente al Consejo de Administracion de las resoluciones mas importantes que haya adoptado,
o bien cuando se susciten hechos o actos de trascendencia para la Sociedad que a su juicio lo ameriten.

     Las sesiones de los organos intermedios de administracion se celebraran con la periodicidad que determine el Consejo de Administracion o el presidente del mismo, y seran convocadas siguiendo el procedimiento que se preve en la Clausula Vigesimo Novena de estos Estatutos para la celebracion de las juntas de Consejo, debiendose convocar en igual forma al o a los Comisarios Propietarios de la Sociedad, quienes podran concurrir a las juntas con voz pero sin voto. El Director General y otros gerentes o funcionarios de la Sociedad, o de las sociedades mercantiles o civiles en cuyo capital social participe la Sociedad, o cualesquiera otros asesores o expertos podran asistir a dichas sesiones para asistir a los miembros de la Comision Ejecutiva, con voz pero sin voto.

     Las juntas seran presididas por el Presidente del Consejo o en su defecto por la persona que para tal efecto elijan los miembros del organo intermedio de administracion de que se trate, y actuara como Secretario el del propio Consejo,
o en su caso, el Pro-Secretario. Las actas que se levanten de las sesiones seran firmadas por quienes hubieren actuado como Presidente y como Secretario, y los demas asistentes que quisieren hacerlo.

     Salvo lo que disponga en contrario el Consejo de Administracion

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que los haya establecido, los organos intermedio de administracion tendran las facultades siguientes:

     A) Poder general para pleitos y cobranzas, actos de administracion y de dominio, con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley de acuerdo con lo establecido en los articulos 2554 y 2587 del Codigo Civil Federal y sus correlativos con los articulos de los Codigos Civiles de las demas entidades de la Republica Mexicana. Este poder podra ser ejercido respecto de todos los asuntos de la Sociedad, con excepcion de aquellos que esten reservados por la Ley o por estos Estatutos a otro organo de la Sociedad.

     B) Poder para otorgar y suscribir titulos de credito en los terminos del Articulo 9 de la Ley General de Titulos y Operaciones de Credito, incluyendo endosos en garantia o por aval.

     C) Enajenar, asi como gravar mediante prenda, hipoteca o en cualquier otra forma los bienes muebles e inmuebles de la Sociedad.

     D) Autorizar el otorgamiento de cualquier garantia o aval.

     E) Facultad para conferir poderes generales o especiales, asi como para revocarlos, dentro del limite de sus facultades.

     F) En general tendra las mas amplias facultades para decidir y resolver sobre todos los bienes y negocios de la Sociedad, que se relacionen directa o indirectamente con los objetos de la misma, pudiendo nombrar a una o mas personas como delegados especiales para la ejecucion de sus resoluciones, y en defecto de tal senalamiento podran ser ejecutadas por el Presidente del Consejo de Administracion.

     Los integrantes de cualquier organo intermedio de administracion percibiran los emolumentos que fije el Consejo de Administracion con cargo a resultados.

                                   CAPITULO V

                                   VIGILANCIA

                                   VIGILANCIA

     TRIGESIMO SEXTA. La vigilancia de la Sociedad estara a cargo

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                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL de tantos comisarios propietarios y sus suplentes como lo determine la Asamblea General de Accionistas. Todo accionista que sea tenedor de acciones suscritas y totalmente pagadas, representativas del diez por ciento (10%) o mas del capital social de la Sociedad, tendra derecho a designar a un comisario propietario, y a su respectivo suplente, sin perjuicio de aquellos que la Asamblea General Ordinaria de Accionistas de la Sociedad elija por su parte, siempre que se haya abstenido de votar en dichas elecciones.

                                   COMISARIOS

     TRIGESIMO SEPTIMA. Los comisarios podran ser o no accionistas de la Sociedad, duraran en su cargo por regla general un ano y, excepto por lo dispuesto en la legislacion aplicable, continuaran en el desempeno de su cargo hasta que los nombrados para sustituirlos sean designados y tomen posesion de sus cargos. La remuneracion de los comisarios, en su caso, sera fijada por la Asamblea General de Accionistas que los hubiere designado.

     No podran ser comisarios (I) los que conforme a la ley esten inhabilitados para ejercer el comercio, (II) los empleados de la Sociedad, o los empleados de aquellas sociedades que sean titulares de acciones representativas de mas del veinticinco por ciento (25%) del capital social de la Sociedad, o (III) los parientes consanguineos de los consejeros de la Sociedad, en linea recta sin limitacion de grado, los colaterales dentro del cuarto grado y los afines dentro del segundo grado.

                      FACULTADES, OBLIGACIONES Y GARANTIAS

     TRIGESIMO OCTAVA. El (los) comisario(s) tendran las facultades y obligaciones que establece el Articulo 166 de la Ley General de Sociedades Mercantiles. No requeriran asegurar la responsabilidad que pudieren contraer en el desempeno de sus encargos, ni tendran que otorgar comision, fianza o deposito en efectivo ante la Sociedad, salvo que asi lo determine expresamente la Asamblea General de Accionistas de la sociedad que los hubiere designado.

                                   CAPITULO VI

               DE LA INFORMACION FINANCIERA, UTILIDADES Y PERDIDAS

                               EJERCICIOS SOCIALES

     TRIGESIMO NOVENA. Los ejercicios sociales no excederan de un periodo de doce (12) meses, empezaran el primero de enero y terminaran el 31 de diciembre de cada ano.

                             INFORMACION FINANCIERA

     CUADRAGESIMA. A) Al finalizar cada ejercicio social se preparara un balance general, un estado de perdidas y ganancias, un estado de cambios en la posicion financiera y un estado de cambio en la inversion de los accionistas, asi como la demas informacion financiera a que se refiere el Articulo 172 de la Ley General de Sociedades Mercantiles, que deberan quedar concluidos dentro de los tres (3) meses siguientes a la clausura del correspondiente ejercicio social.

     B) El presidente del Consejo de Administracion entregara el balance y la demas informacion financiera a los Comisarios, por lo menos con treinta (30) dias de anticipacion a la fecha senalada para la Asamblea General de Accionistas que haya de discutirlos, junto con los documentos justificativos y un informe general sobre la marcha de los negocios de la Sociedad. Los comisarios, dentro de los quince (15) dias siguientes, formularan un dictamen con las observaciones y propuestas que consideren pertinentes. El balance con sus anexos y la demas informacion financiera y el dictamen del comisario o comisarios deberan quedar en poder del Consejo de Administracion durante un plazo de quince (15) dias anteriores a la fecha de celebracion de la Asamblea General de Accionistas que haya de discutirlo, y copia de los mismos quedara a disposicion de los accionistas en las oficinas de la Sociedad durante el plazo antes mencionado.

     C) La Sociedad llevara a cabo un adecuado registro contable en cada caso.

                                   UTILIDADES

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                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL

     CUADRAGESIMO PRIMERA. Las utilidades que se obtengan en cada ejercicio social se aplicaran de la siguiente manera:

     A) Se separara la cantidad que acuerde la Asamblea para la formacion o reconstitucion, en su case, del fondo de reserva legal, cantidad que como minimo sera del cinco por ciento (5%) de las utilidades netas del ejercicio social de que se trate, hasta que dicho fondo importe el veinte por ciento (20%) del capital social;

     B) Se separara la cantidad que determine la Asamblea para la constitucion de la Reserva para Adquisicion de Acciones Propias segun lo establecido en la Clausula Decimo Tercera de estos Estatutos;

     C) Una vez cumplido con lo previsto en los apartados (a) y (b) que anteceden, la Asamblea debera:

     (i) Separar la cantidad que la Asamblea estime pertinente para la formacion
o incremento de reservas de reinversion, de contingencia o las especiales que considere convenientes; y/o

     (ii) Decretar dividendos mediante su distribucion entre los accionistas, en la inteligencia de que la distribucion de utilidades se realizara en proporcion al numero de las acciones y del importe que sobre ellas se haya exhibido; y/o

     (iii) Se llevaran las cantidades que la Asamblea determine a la cuenta de utilidades pendientes de aplicar.

                                    PERDIDAS

     CUADRAGESIMO SEGUNDA. Los accionistas solo responderan de las perdidas incurridas por la Sociedad hasta y en proporcion al monto de sus respectivas aportaciones.

     En consecuencia, los propietarios de acciones liberadas no tendran responsabilidad adicional alguna. Los propietarios de acciones que no hayan sido integramente pagadas, solo responderan hasta por el importe no exhibido de sus acciones.

                                   FUNDADORES

     CUADRAGESIMO TERCERA. Los fundadores no se reservan participacion especial alguna en las utilidades de la Sociedad.

                                  CAPITULO VII

                            DISOLUCION Y LIQUIDACION

                              CAUSAS DE DISOLUCION

     CUADRAGESIMO CUARTA. La Sociedad sera disuelta por resolucion adoptada por los accionistas que representen al menos el setenta y cinco por ciento (75%) del capital suscrito y pagado de la Sociedad, en Asamblea General Extraordinaria de
Accionistas:

     A) Por la expiracion del plazo de duracion fijado en estos estatutos sociales;

     B) Por imposibilidad de seguir realizando su objeto social;

     C) Por acuerdo de los accionistas, tomado de conformidad con estos estatutos sociales y con la ley;

     D) Porque el numero de accionistas llegue a ser inferior a dos; o

     E) Por la perdida de las dos terceras partes del capital social, salvo que los accionistas lo reconstituyan o lo disminuyan sin violacion del minimo establecido en la ley.

                                   LIQUIDACION

     CUADRAGESIMO QUINTA. A) Acordada la disolucion de la Sociedad, esta se pondra en liquidacion, la que estara a cargo de uno o mas liquidadores segun lo determine la Asamblea General Extraordinaria de Accionistas respectiva.

     B) Mientras no haya sido inscrito en el Registro Publico de la Propiedad y del Comercio el nombramiento de los liquidadores, y estos no hayan entrado en funciones, los consejeros continuaran en el desempeno de sus encargos.

     C) La liquidacion se llevara a cabo en la forma prevista por la Ley General de Sociedades Mercantiles vigente. La Asamblea, en el acto de acordar la disolucion, debera establecer las reglas que, ademas de las disposiciones legales y las normas establecidas en estos estatutos sociales, deberan regir la actuacion de los liquidadores.

     D) La Asamblea se reunira durante la liquidacion en la misma forma prevista durante la existencia normal de la Sociedad, teniendo

                             JUAN M. ALVAREZ MORENO
                  CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL los liquidadores las facultades que correspondan al Consejo de Administracion, y las funciones que establece a su cargo la Ley General de Sociedades Mercantiles vigente. Los comisarios desempenaran durante la liquidacion la misma funcion que durante la existencia normal de la Sociedad.

                                  CAPITULO VIII

                              DISPOSICIONES FINALES

                                LEYES SUPLETORIAS

     CUADRAGESIMO SEXTA. Para todo lo no previsto por estos Estatutos Sociales, se estara a las disposiciones de la Ley General de Sociedades Mercantiles y, en su caso, de la Ley del Mercado de Valores."

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

II.- Que con fundamento en la fraccion cuatro (romano) del articulo quince de la Ley Federal de Correduria Publica, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo oriente acerca del valor y consecuencias legales del presente acto, no encontrando en el manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdiccion.

III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Publico, por sus generales manifesto ser:

JOSE MANUEL MUNOZ ARTEAGA, mexicano, originario de Mexico, Distrito Federal, lugar donde nacio el dia dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cuspide numero cuatro mil setecientos cincuenta y cinco, colonia Parques del Pedregal, codigo postal catorce mil diez, delegacion Tlalpan, en esta ciudad.

IV.- Que con fundamento en el articulo treinta y dos, fraccion seis

(romano) del Reglamento de la Ley Federal de Correduria Publica, el compareciente no se identifico ante mi, en virtud de conocerlo personalmente.

V.- Que para constancia levante la presente acta el mismo dia de su fecha.

Expido la presente certificacion para "GRUPO TMM", SOCIEDAD ANONIMA, va en CUARENTA Y CUATRO paginas utiles.

                                  F I R M A S :

JOSE MANUEL MUNOZ ARTEAGA      RUBRICA.

JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.

RUBRICA.            EL SELLO DE AUTORIZAR.

MEXICO, DISTRITO FEDERAL, A LOS VEINTISEIS DIAS DEL MES DE SEPTIEMBRE DE DOS MIL DOS.

DOY FE.

JMAM'ag*

                                                        /s/ ILLEGIBLE

Hereinafter I transcribe the text of the valid Company By-laws of "GRUPO TMM", SOCIEDAD ANONIMA, which literally read as follows:

                                "COMPANY BY-LAWS

                                    CHAPTER I

                               GENERAL PROVISIONS

                                 CORPORATE NAME

     FIRST. The corporate name of the company shall be "GRUPO TMM", which shall always be followed by the words SOCIEDAD ANONIMA [Corporation], or its abbreviation, "S.A."

                                    DOMICILE

     SECOND. The corporate domicile of the Company is Mexico City, Federal District; however the company is free to establish agencies, branch offices, warehouses or affiliates in any location within the Mexican Republic or abroad, and such establishments shall not be considered as the company changing its domicile. The company may designate conventional domiciles in the legal acts it may execute.

                                    DURATION

     THIRD. The duration of the Company shall be for ninety nine years starting as of August 14, 1987. Such a term is may be extended one or more times, as determined by the General Extraordinary Shareholders' Meeting of the Company.

                                CORPORATE PURPOSE

     FOURTH. The Company purpose shall be to:

       A) Acquire any interests or partnership interests in the capital of other mercantile or civil companies, forming a part in their incorporation or acquiring shares or partnership interests in already incorporated companies, as well as assign or transfer such shares or partnership interests. The companies in which the Company is the holder of the greatest number of shares or partnership interests, should not directly or indirectly invest in shares of the Company, nor of any other company that is a majority shareholders of the same, and if they are not shareholders, then that they are aware that it is a shareholder in the same;

       B) Promote, organize and manage all types of mercantile or civil companies;

       C) Manufacture, arm, prepare and repair, on its own account or on the account of third parties, in the Mexican Republic and abroad, all types of vessels;

Hereinafter I transcribe the text of the valid Company By-laws of "GRUPO TMM", SOCIEDAD ANONIMA, which literally read as follows:

                                "COMPANY BY-LAWS

                                    CHAPTER I

                               GENERAL PROVISIONS

                                 CORPORATE NAME

     FIRST. The corporate name of the company shall be "GRUPO TMM", which shall always be followed by the words SOCIEDAD ANONIMA [Corporation], or its abbreviation, "S.A."

                                    DOMICILE

     SECOND. The corporate domicile of the Company is Mexico City, Federal District; however the company is free to establish agencies, branch offices, warehouses or affiliates in any location within the Mexican Republic or abroad, and such establishments shall not be considered as the company changing its domicile. The company may designate conventional domiciles in the legal acts it may execute.

                                    DURATION

     THIRD. The duration of the Company shall be for ninety nine years starting as of August 14, 1987. Such a term is may be extended one or more times, as determined by the General Extraordinary Shareholders' Meeting of the Company.

                                CORPORATE PURPOSE

     FOURTH. The Company purpose shall be to:

       A) Acquire any interests or partnership interests in the capital of other mercantile or civil companies, forming a part in their incorporation or acquiring shares or partnership interests in already incorporated companies, as well as assign or transfer such shares or partnership interests. The companies in which the Company is the holder of the greatest number of shares or partnership interests, should not directly or indirectly invest in shares of the Company, nor of any other company that is a majority shareholders of the same, and if they are not shareholders, then that they are aware that it is a shareholder in the same;

       B) Promote, organize and manage all types of mercantile or civil companies;

       C) Manufacture, arm, prepare and repair, on its own account or on the account of third parties, in the Mexican Republic and abroad, all types of vessels;

       D) Establish and exploit navigation services for cargo and passenger transport, in the Mexican Republic and abroad;

       E) Construct, install and maintain, both in the Mexican Republic and abroad, on its own account or on the account of third parties, docks, dikes, repair shops for signaling services, meteorological stations and their respective equipment, as well as all related services;

       F) Purchase, or in any way acquire and sell or in any other form transfer, on its own account or on the account of third parties, all types of vessels or any other kind of machines and equipment for maritime transportation, as well as their motors, parts, fuel and lubricants.;

       G) Install and maintain radio, telegraph and telephone communications or communications of any other nature for use by the company businesses or for any other purpose under applicable law;

       H) Operate and participate in the national railroads system, on its own or by means of mercantile companies in which the Company has a capital interest;

       I) Establish all types of logistics systems and provide all types of logistics services in the Mexican Republic or abroad, on its own account or on account of mercantile companies in which the Company has a capital interest;

       J) Receive and promote guidance, by means of all types of individuals or companies, whether Mexican or foreign, for all services that may be necessary to carry out the Corporate Purpose;

       K) Grant loans to the Mercantile or Civil Companies in which the Company has a majority interest or participation or in which the Company may exercise the power of appointing the majority of the administrative bodies, or to third parties in the ordinary course of business;

       L) Obtain, acquire or use and/or dispose of, by means of domestic and/or foreign financial groups, all types of economic funds and resources that may be necessary to carry out the corporate purpose, as well as obtain and grant loans or credits with or without guaranties, execute all types of credit agreements, issue obligations and any other credit instruments that may be issued in a series or in any other manner are placed at the disposal of the investing public, in Mexico or abroad;

       M) Grant, draw, issue, accept, endorse, certify, guarantee or by any means subscribe, even by means of a special guaranty [aval], all types of credit instruments, and grant all types of guaranties, whether personal or of property, to guaranty the obligations of the subsidiaries in which the Company has a majority participation, as well as against the subsidiaries of these, for the carrying out of the corporate purpose of the Company;

       N) Execute all types of trust agreements as necessary to carry out the Corporate Purpose of the Company;

       O) Acquire as property, lease, possess, enjoy and in general use and manage all types of real property and other property, as well as the property rights permitted under Mexican or foreign law, in accordance with the requirements of such laws and which are necessary or convenient for the carrying out of the corporate purpose, provided that the Company may not acquire, possess or manage, under any circumstances, real property for agricultural purposes;

       P) Promote, organize, participate in and contract for, in Mexico or abroad, with companies or individuals, be they Mexican or foreign, competitions, public bids, transactions, events, meetings, expositions, publications, training, development, innovation and market research programs and in general participate in all types of business events and meetings that may be necessary or convenient for the carrying out of the Corporate Purpose;

       Q) The contracting with, on its own account or on the account of third parties, in Mexico or abroad, whether Mexican or foreign, of individuals or companies for advertising purposes, as well as the purchase and/or sale of advertising space, and in general everything related to the communications and information media industry that may be necessary or convenient in order to carry out the corporate purpose;

       R) Carry out, on its own account or on the account of third parties, in Mexico or abroad, with all types of individuals and companies, be they Mexican or foreign, training and development programs, as well as research programs that may be necessary or convenient in order to carry out their corporate purpose;

       S) Request and obtain, under any title, concessions and permits and exercise the rights derived from the same, as well as register and patent and act as an intermediary or negotiator, and acquire, under any legal title, in Mexico or abroad, with individuals or companies of Mexican or foreign nationality, all types of inventions, utility models, industrial designs, trademarks, as well as all types of notices, commercial names, franchises, authorizations, licenses, sublicenses, concessions, options, preferences, rights over the above and in general all types of use and exploitation of intellectual and industrial, literary or artistic property rights, that may be necessary or convenient in order to carry out the corporate purpose;

       T) Serve as an agent or representative, commission agent, distributor, intermediary and/or broker, in Mexico or abroad, of companies or individuals, whether Mexican or foreign, that may be necessary or convenient in order to carry out the corporate purpose;

       U) Execute and/or carry out, in Mexico or abroad, on its own account or on the account of third parties, all types of principal and auxiliary actions, of a civil, commercial or any other nature, execute contracts, civil, mercantile, principal or guaranty covenants, or any other class of agreements permitted under law, and the Company may also act as a guarantor, surety or in any other capacity, including as a sole or joint debtor, guarantee obligations and debts of the subsidiary companies in which it may have a majority participation, as well as against the subsidiary companies of the same, as may be necessary or convenient in order to carry out the corporate purpose;

       V) In general, carry out any other activity and execute the agreements and covenants which may be required to carry out the corporate purpose, or that shall be carried out as per any legal provision.

                                   NATIONALITY

     FIFTH. The Company is of Mexican nationality and it is incorporated in accordance with the laws applicable in the United Mexican States; the Company is domiciled therein.

     The Company shall not admit foreign investors as partners or shareholders, nor Mexican companies which company by-laws do not include a foreigners' exclusion clause, nor shall it recognize the partnership or shareholder rights of such investors or companies.

                                   CHAPTER II

                   PROVISIONS APPLICABLE TO THE CAPITAL STOCK

                                  CAPITAL STOCK

     SIXTH. The capital stock of the company is of the amount of $700,000,000.00 (SEVEN HUNDRED MILLION 00/100 MEXICAN PESOS) pesos, represented by 56,963,137 (FIFTY SIX MILLION NINE HUNDRED SIXTY THREE THOUSAND ONE HUNDRED AND THIRTY SEVEN) Series "A" shares, all common, registered, without a par value, completely subscribed and paid in.

                                     SHARES

     SEVENTH. The capital stock shall always be represented by common registered Series "A" shares, without a par value. All shares representing the capital stock of the Company shall confer equal rights on their holders. Each shareholder represents one vote per share held.

     The shares representing the capital stock may only be subscribed by Mexican persons or investors or Mexican companies which by-laws contain a foreigners' exclusion clause. The mercantile or civil companies in which the Company is a majority shareholder, may not directly or indirectly acquire shares of the Company, or shares of any other company in which the Company is the majority shareholder, or in which such companies have knowledge that the Company is a shareholder.

                          INCREASE IN THE CAPITAL STOCK

     EIGHTH. The capital stock of the company may be increased if corresponding resolutions are adopted for this purpose by the General Extraordinary Shareholders' Meeting of the Company, Clause Sixth of these By-Laws is modified, and the corresponding public deed containing the certification of the corresponding minutes is recorded in the Public Registry of Commerce located in the Company domicile.

     The General Shareholders' Meeting that resolves to increase the capital stock of the Company shall agree on the terms and conditions according to which such increase should be carried out.

     No increase in the capital stock of the Company may be declared if at that time less than all of the shares issued by the Company beforehand have been subscribed and paid in.

                             RIGHT OF FIRST REFUSAL

     NINTH. In the event of an increase in the capital stock, except when dealing with shares that have not been subscribed and that have been issued by the Company in accordance with Clause Eleventh of these by-laws, the shareholders of the Company shall have, at all times, the right of first refusal with respect to the new subscription of shares issued to represent such an increase, in proportion to the number of shares representing the capital stock which they own.

     The right of first refusal referred to herein should be exercised within the fifteen (15) days following a publication, in the Official Gazette of the Federation, [Diario Oficial de la Federacion], and in one newspaper of major circulation in the domicile of the Company, of the resolution of the General Shareholders' Meeting that declared the increase in the capital stock. If such a fifteen (15) day period has elapsed and there still remain shares to be subscribed, such shares shall be offered by the Board of Directors for their subscription and payment to the individuals or companies that for such effect are determined by the Board of Directors for their placement before the investing public subject to the applicable legal provisions, under the terms and conditions that in no case may be less favorable than those in which such shares were offered to the shareholders of the Company for their subscription and payment.

     In the event of an increase in the capital stock as a result of the capitalization of premiums over shares, the capitalization of withheld earnings or offset or revalorization, the shareholder shall have a right to the proportionate share corresponding to each of them as a result of this increase and to receive the new shares that shall be issued in representation of such an increase. When dealing with the recapitalization of withheld earnings or offset or revalorization reserves, these should be previously recognized in the financial statements duly approved by the General Shareholders' Meeting. With respect to offset or revalorization reserves, these should be supported by appraisals made by independent appraisers authorized by the National Banking and Securities Commission [Comision Nacional Bancaria y de Valores], credit institutions or licensed public brokers.

                          DECREASE OF THE CAPITAL STOCK

     TENTH. The capital stock of the Company may only be decreased if pertinent resolutions are passed by the General Extraordinary Shareholders' Meeting, Clause Sixth of these By-Laws is modified, and the corresponding public deed containing the certification of the corresponding minutes is recorded in the Public Registry of Commerce located in the Company domicile.

     The resolution of the General Extraordinary Shareholders' Meeting that declares the reduction in the capital stock of the Company or the liberation to the shareholder of the payments that were not made shall be published in the Official Gazette of the Federation three times at ten day intervals.

     All decreases in the capital stock should be made by means of the cancellation of shares in an amount that allows the proportional amortization of shares of all the shareholders holding shares representing the capital stock of the Company.

     No decrease in the capital stock of the company may be authorized when the consequence would be the reduction of the capital stock to an amount that is less than the minimum amount provided in the applicable legislation.

                                 TREASURY SHARES

     ELEVENTH. The Company may issues non-subscribed shares representing the capital stock to be placed before the investing public as long as they remain in the custody of an institution for the deposit of securities, and the conditions provided in the Stock Market Law [Ley del Mercado de Valores], for such effects, are complied with.

     The shares issued with the previous authorization of the National Banking and Securities Commission, shall be accredited to the account of the broker intermediary, against the price paid for the same. The Company, when advertising the authorized capital stock, should mention the amount of the capital stock paid to that date. The shares that are not subscribed and paid within the term provided by the National Banking and Securities Commission shall be considered void, without the need for any judicial declaration and they shall then be cancelled, and the authorized capital stock shall be reduced in the same proportion.

     The General Shareholders' Meeting that declares the issuance of shares that have not been subscribed should expressly waive the right of first refusal referred to in Article 132 of the General Law of Mercantile Companies [Ley General de Sociedades Mercantiles] as well as Clause Ninth herein. When the quorum provided for in these By-Laws exists, the resolution that is passed in this respect shall be valid and shall be applicable to the shareholder that did not attend such Meeting; therefore the Company shall be free to place the shares before the investing public, without making the publication referred to in
Article 132 cited above. Any shareholder that votes against the issuance of non-subscribed shares shall have the right to demand from the Company the placement of his shares at the same price at which the shares subject of such issuance are offered to the public. The Company shall have the obligation to place the shares belonging to the shareholder in disagreement in first place.

     The call to such a meeting should expressly make note that such a Meeting will be convened expressly for the purpose of issuing non-subscribed shares, making a special mention of the provisions in the above paragraph.

     Any shareholder who votes against the resolutions of such General Shareholders' Meeting shall have the right to demand from the Company the placement of its shares, at the same price at which the shares subject of such issuance are offered to the public. The Company shall have the obligation to place the shares belonging to the shareholder in disagreement in first place.

                            ACQUISITION OF OWN SHARES

     TWELFTH. The Company may acquire shares representing its capital stock by means of domestic or foreign stock markets, where the shares of the Company are traded at the current market price, without the application of the prohibition provided under the first paragraph of Article 134 of the General Law of Mercantile Companies, as long as the purchase is made against

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the accounting capital of the Company in the measure that the shares so acquired belong to the Company, or as applicable, against the capital stock in the event it is resolved to convert them into treasury shares, in which case a resolution from the General Shareholders' Meeting shall not be necessary.

     While the shares representing the capital stock acquired by the Company in accordance with the Clause are the property of such Company, these may not be represented in any type of shareholder' meeting.

     The shares belonging to the Company, or as applicable, the treasury shares referred to herein, without prejudice to the provisions of the General Law of Mercantile Companies, may be placed before the investing public and in the latter case, the corresponding increase in the capital stock shall not require a resolution from the General Shareholders' Meeting or from the Board of Directors, with respect to such placement.

     The General Ordinary Shareholders' Meeting shall expressly agree, for each fiscal year, to the maximum amount of resources that may be directed towards the purchase of the Company's own shares, with the only limitation that the sum of the resources directed towards this purpose in no case may exceed the total amount of the net earnings of the Company including earnings pending application or withheld earnings. The Board of Directors of the Company should designate the party or parties responsible to acquire and place the Company's own shares.

     The purchase of shares by the Company, the reports regarding the same that should be presented to the General Ordinary Shareholders' Meeting, the financial disclosure regulations, as well as the terms under which these transactions are informed to the National Banking and Securities Commission, should comply with the general provisions issued by such Commission.

                    DE-LISTING OF SHARES ON THE STOCK MARKET

     THIRTEENTH. In the event that the General Extraordinary Shareholders' Meeting resolves to de-list the shares representing the capital stock in the National Registry of Securities, or such de-listing is resolved by the National Banking and Securities Commission under the terms of the applicable legislation, then the shareholders controlling the Company at this moment are obligated to make a public offer to buy the shares representing the capital stock of the Company that are traded on the stock market before such cancellation, at the higher price of (i) the average at the close of operations that took place during the thirty days in which the shares were traded on the Mexican Stock Market, prior to the date of such public offer, or (ii) at the accounting value

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per share in accordance with the last quarterly report presented to the National
Banking and Securities Commission and on the stock markets where the shares of the Company are traded, except that the National Banking and Securities Commission, when resolving the authorization of such public offer to buy the shares tending to above de-listing on the stock market(s), authorizes a different price.

     The modification of this Clause shall require authorization from the General Extraordinary Shareholders' Meeting of the Company, with the favorable vote of the shares representing at least ninety five percent (95%) of the capital stock of the Company and the prior approval of the National Banking and Securities Commission.

     The shareholder that control the Company shall not be obligated to make the public offer mentioned above if they evidence the consent of all the partners for the de-listing on such stock market(s).

                      RESTRICTION ON THE TRANSFER OF SHARES

     FOURTEENTH. Under the terms and for the effects of Article 130 of the General Law of Mercantile Companies and Section VII of Article 14 BIS 3 of the Stock Market Law, it is provided that the acquisition of Series "A" shares representing the capital stock of the Company in one or more successive or simultaneous operations, by any person or group of persons linked among each other or acting together, implying that such a person or group of persons acquire Series "A" shares representing five percent (5%) or more of such a Series of shares of the capital stock of the Company, independently from the number of Series "A" shares that they hold at that time, may only be carried out with the prior authorization from the Board of Directors of the Company. If the Board of Directors denies such authorization, then it shall designate one or more bidders for the purchase of such shares on domestic or foreign stock markets, at the current market price.

     The Company shall not recognize as owner of the Series "A" shares representing the capital stock, any person or group of persons linked among them, or acting in concert, that has or have acquired such Series "A" shares in violation of the provisions of this Clause, without being able to issue any vote whatsoever with respect to the same.

     The modification of this Clause shall require the approval of the General Extraordinary Shareholders' Meeting of the Company, by means of a favorable vote from the shares representing at least ninety five percent (95%) of the capital stock of the Company.

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                               SHARE CERTIFICATES

     FIFTEENTH. The shares shall be represented by certificates that shall be registered and may represent one or more shares and may have numbered coupons attached. The certificates shall carry the original or facsimile signature of the chairman and secretary of the Board of Directors. If facsimile signature are used, the originals of such signatures should be deposited at the Public Registry of Commerce where the Company is registered. Before the time the final certificates are issued, the Company shall issue the shareholder interim certificates evidencing their participation in the capital stock. Such interim certificates shall be registered and may have coupons attached that may be traded, as applicable, for the final share certificates.

     The final share certificates should be issued within a term no greater than eight (8) calendar days, starting as of the date on which the issuance or trade was agreed upon.

     When for any reason the indications contained in the final share certificates or the interim certificates are modified, these should be traded for new final shares certificates or interim certificates and the prior certificates should be voided, or it shall be sufficient for the latter to evidence such a modification by means of a certification before a notary public or mercantile public broker.

     SIXTEENTH. Both the final certificates as well as the interim certificates representing shares should meet the requirements provided under Articles one hundred and twenty five and one hundred and twenty seven of the General Law of Mercantile Companies and should contain the literal insertion of Clauses Fifth and Fourteenth of these By-Laws.

     The Board of Directors shall be authorized to issue both the share certificates and interim share certificates representing one or more shares. The Board of Directors is also authorized to trade the certificates that represent a certain number of shares for new certificates, as requested by the holders of the same as long as the new certificates jointly represent the same total number of shares that the certificates that they are replacing represented.

     In the event of the theft, loss, misplacement or destruction of any interim or final certificate representing shares of the capital stock of the Company, the replacement of such shall be subject to the provisions of Chapter First, Title First, of the General Law of Credit Instruments and Transactions [Ley General de Titulos y Operaciones de Credito]. All duplicate final or interim certificates, shall indicate that they are duplicates and that the original certificates have been cancelled. All expenses inherent to the cancellation and replacement of the final or interim

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certificates shall be paid by the holder of the interim or final certificate that was replaced.

                           SHAREHOLDERS' REGISTRY BOOK

     SEVENTEENTH. The Company shall keep a Shareholders' Registry Book which shall contain the following:

     I. The name, nationality and domicile of the shareholder, indicating the number of shares owned by such shareholder and indicating the numbers, Series and other characteristics of the same;

     II. Indication of the payments made, and indicate whether the shares have been paid up;

     III. The transfer of shares made, as long as such transfers comply with the provisions of these By-laws; and

     IV. Any other actions that should be included in accordance with valid legal provisions, from time to time, at the request of the interested party.

     The Company may only consider as owner of the shares, the party that is registered as the same in the Shareholders' Registry Book of the Company. For such purpose, the Company should record in such a registry, at the request of any holder, any transfer of shares made.

     The registries in the Shareholders' Registry Book shall be suspended as of the fifth day before the holding of Shareholders' Meetings until the first business day immediately following such Meeting.

                                   CHAPTER III

                             SHAREHOLDERS' MEETINGS

                             SHAREHOLDERS' MEETINGS

     EIGHTEENTH. The General Shareholders' Meeting is the supreme body of the Company, and all other bodies of the company are subordinate to such Meeting; furthermore it is empowered to pass all types of resolutions and name and remove any Director with respect to the provisions of these By-Laws and under law, or any officer, respecting in each case the rights of the minority. Its resolutions should be executed and compliance should be overseen by the Board of Directors or by the person or persons expressly authorized by the corresponding Meeting.

                                TYPES OF MEETINGS

     NINETEENTH. Shareholders' Meeting may be ordinary or extraordinary in nature.

     The General Ordinary Shareholders' Meetings shall be informed of all the matters that are not reserved by law or these By-Laws to the General Extraordinary Shareholders' Meetings.

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     The General Ordinary Shareholders' Meeting shall meet at least once a year on the date determined by the Board of Directors within the first four (4) months following the closure of the fiscal year. In addition to dealing with the matters included on the agenda, the Shareholders' Meeting should discuss, approve or modify the report of the Board of Directors and the report of the examiners referred to in Articles one hundred and seventy two (172) and one hundred and sixty six (166) of Section IV of the General Law of Mercantile Companies, related to the day to day course of business, the general balance, the losses and earnings sheet, the statement of changes in financial position and the statement of the change in shareholders' investments for such fiscal year, of the Company as well as of those mercantile or civil companies in which the Company has a majority participation, when the value of the investment in each case exceeds twenty percent (20%) of the accounting capital of the Company, as provided under the statement of financial position of the Company at the close of the corresponding fiscal year. Such Meeting shall also be in charge of naming the directors and examiners for the next fiscal year as well as determining their compensations.

     The General Extraordinary Shareholders' Meeting may meet at any time when any one of the matters provided under Article one hundred and eighty two (182) of the General Law of Mercantile Companies must be dealt with, or the spinning off of the Company and the de-listing of the shares issued by the Company in the securities or special section of the National Registry of Securities and on the domestic or foreign stock markets on which, as applicable, the Company is listed.

                            GATHERING OF THE MEETINGS

     TWENTIETH. All the Shareholders' Meetings shall meet at the corporate domicile of the Company at any time that they are called, and if this requirement is not met, such meeting shall be null and void; except in the case of: (i) force majuere or acts of God, or (ii) that the resolutions passed in the meeting that took place without a call, or were passed outside a meeting and were adopted by the shareholders in accordance with the provisions of Clause Twenty Fifth of these By-Laws.

                                      CALLS

     TWENTY FIRST. The calls for General Meeting should by made by the Board of Directors, the Examiner or any of the Examiners, as applicable. Furthermore, all shareholders or groups of shareholders representing at least ten percent (10%) of the capital stock may request a General

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Shareholders' Meeting, under the terms and in compliance with the requirements provided under Article 184 of the General Law of Mercantile Companies.

     All calls shall be published once in the official newspaper of the domicile of the Company and in one of the newspapers of major circulation in such domicile, at least fifteen (15) days prior to the date programmed for the Meeting to be held.

     The call should contain the date, time and place of the Meeting in question, the agenda that such Meeting should be subject to and shall be signed by the party making such call. No matters referred to under Articles 181 and 182 of the General Law of Mercantile Companies may be included under the item of general matters.

     From the time at which any call for a Shareholders' Meeting is published, information and documentation related to each one of the items in the corresponding agenda shall be at the disposal of the shareholders at the offices of the Company.

     If any Meeting cannot be held on the date provided for in the call, then a second or subsequent call shall be made expressing the circumstances surrounding the change, and all the requirements established for the first call must be met.

     A call shall not be necessary in the case of resolutions adopted by Meetings that were not called, or adopted outside a Meeting, in each case subject to the provisions of Clause Twenty Fifth, below, nor shall it be necessary in the case of a continuation of the Meeting that was legally installed when at the time such Meeting was interrupted, the date, time and place of the continuance of the same was pointed out.

                       REQUIREMENTS TO ATTEND THE MEETINGS

     TWENTY SECOND. For the shareholders of the Company to have the right to attend the Meetings, they should deposit their shares with the secretary of the Company or at the Institute for the Deposit of Securities or in any domestic or foreign credit institution at least two days before the date scheduled for the Meeting. With respect to Meetings in which all the shares with a right to vote are represented, resolutions may be passed without the need for a prior call, and the shares may deposited at any time before the holding of such Meeting. The shares deposited may be returned after the holding of the Meeting in question.

     The shareholders that deposit their shares in accordance with the above paragraph shall request the depositary institution in question to issue a document indicating the name of the shareholders, number of shares deposited, numbers of the certificates representing such shares, the date of the

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Meeting and the condition that such shares shall remain in the power of the depositary institution until the Meeting in question has ended.

     Against the submission of the certificates covering the shares or such documents to the secretary of the Company, the secretary of the Board of Directors shall issue to the interested parties, the corresponding admissions cards, which shall indicate the name of each shareholders and the number of votes that such shareholders has a right to cast, as well as, as applicable, the name of the depositary company.

     With respect to shares deposited in any Securities Depositary Institution, the admission cards shall be issued against the submission made to the Company of the respective deposit document and as applicable, the complementary list referred to in Article 78 of the Stock Market Law.

     The shareholders need not prove their right to attend the Meeting under the terms of the above paragraphs with respect to the shares that have been registered under their names in the Company's Shareholder Registry Book.

                   PROCEDURE DURING THE SHAREHOLDERS' MEETING

     TWENTY THIRD. A) Shall be presided over by the Chairman of the Board of Directors, and at the absence of the above, another director shall act as the chairman in the order of his appointment and at the absence of both of the above, the person that is appointed by the shareholders by a majority of votes of the parties present at the Meeting in question, and the secretary of the Board of Directors shall act as such at the Meeting, or in the absence of the same, the alternate secretary shall act as the secretary, and in the absence of both, the person designated by a majority vote of the parties present at the Meeting in question shall act as such.

     B) When the Meeting is called to order, the Chairman shall name, from among the parties present, one or more recount clerks to carry out the recount of the shares present or represented, as well as the number of votes corresponding to such votes. The recount clerk(s) should draft an attendance list containing the name of the shareholders present or represented as well as the number of shares belonging to each, in order to make the respective recount of the votes.

     C) If the quorum required in accordance with these by-laws is present, the chairman shall declare the meeting to be legally convened and shall proceed to discuss the items on the agenda.

     D) The shareholders or group of shareholders that represent at least ten percent (10%) of the shares represented in a Shareholders' Meeting, may request that the voting on any matter with respect to which they do not consider themselves sufficiently informed be delayed, in which case

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the vote on such an item shall be delayed for three days without the need for a new call. This right may be exercised only once for the same item.

     TWENTY FOURTH. The shareholders may be represented in the Meetings by legal representatives that may or may not be shareholders of the company; such representation may be conferred by means of a special or general notarized power of attorney, or by means of a simple power of attorney letter granted before two witnesses meeting the requirements provided under the Law. For such effects, the Company should draft forms that meet, in addition to the above, the following requirements:

     1. Expressly provide the name of the Company as well as the agenda to be dealt with in the Shareholders' Meeting in question; and

     2. Contain a space for any instructions that may be provided by the granting party in order for the power to be exercised.

     The company shall maintain at the disposal of the stock market intermediaries, the forms for the powers so that such intermediaries may arrange for such forms to timely arrive with the parties they represent, evidencing that they represent the shareholders, in the offices of the Company, during a term of fifteen (15) day term prior to the date of the Shareholders' Meeting in question.

     The secretary or alternate secretary of the Company should make certain that the provisions of this Clause are observed as well as inform the Shareholders' Meeting of such observance, and evidence the same in the respective Meeting Minutes.

                             QUORUM OF THE MEETINGS

     TWENTY FIFTH. A) In order for the General Ordinary Shareholders' Meetings to be considered legally convened as a result of the first call, at least half of the capital stock in circulation at that time must be represented therein and the resolutions of such Meeting shall be valid when passed by a majority of the votes present. For second and subsequent calls, General Ordinary Shareholders' Meeting shall function validly with the shareholders that attend the same, whatever the number of shares that they may represent and whatever the nature of the resolutions that are to be adopted.

     B) In order for the General Extraordinary Shareholders' Meetings to be considered legally convened as a result of the first call, at least three quarters of the capital stock of the Company in circulation at that time must be represented and for the resolutions to be considered valid, they should be adopted by the number of shares representing at least half the capital stock of the Company in circulation at that time. For second or subsequent calls, the General Extraordinary Shareholders' Meeting shall be considered legally installed when at least half of the capital stock in circulation at that time is represented therein, and for the resolutions to be valid, they shall have to be adopted by a number of shares representing at least half the capital stock of the Company in circulation at that time.

     C) At Shareholders' Meetings, the votes shall be economic, unless any of the parties in attendance request that they be nominal.

     D) The resolutions adopted by the Shareholders' Meeting are mandatory even on the dissenting or absent shareholders, except for the right of opposition under the terms of item H), below.

     E) The resolutions adopted at a Shareholders' Meeting that has not been called under the terms of Clause Twenty First of this By Laws shall be void, unless at the time of the vote all of the shares representing the capital stock of the Company is represented at such Meeting.

     F) The resolutions passed outside a Shareholders' Meeting by a unanimous vote of the shareholders representing all of the shares representing the capital stock of the Company shall have, for all legal effects, the same validity as if they would have been adopted during a Shareholders' Meeting, as long as such resolutions are confirmed in writing.

     G) The shareholder or group of shareholders that represent at least fifteen (15%) of the capital stock of the company may directly file a civil liability action against the directors, as long as: (i) the lawsuit contains the total responsibilities of the Company and not only those of the personal interest of the plaintiffs, and (ii) as applicable, the plaintiffs had not approved the resolution passed by the General Shareholders' Meeting regarding the fact that there would be no grounds to proceed against the sued directors. The assets that are obtained as a result of such claim shall be received by the Company.

     H) The shareholder or group of shareholders representing at least twenty percent (20%) of the capital stock may legally oppose the resolutions of the General Shareholders' Meetings as long as: (i) the lawsuit is presented within the fifteen (15) days following the date that the Meeting is finished; (ii) the claimants have not appeared before the Meeting or have voted in dissent with respect to the resolution and (iii) the lawsuit quotes the clause found in these By-Laws or the legal precepts infringed as well as the matter that has been violated.

                                 MEETING MINUTES

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     TWENTY SIXTH. The entire Shareholders' Meeting shall be evidenced within
Minutes that shall be recorded in the respective Meeting Minutes Book that should be opened and kept by the Company, and the same should be signed by the chairman and secretary of the Meeting as well as by the Examiners that may have attended. The documents that, as applicable, evidence that the calls were made under the terms provided under these company by-laws shall be attached as well as, as applicable, evidence of the matters provided under item E) of Clause Twenty Fifth hereof, in addition to an attendance list duly signed by the recount clerks and other parties who attended the Meeting who wish to do so, the power of attorney letters or copies of the notarized powers of attorneys of the representatives of the shareholders, and reports, accounts and other documents that were submitted to the consideration of the Meeting, and finally, a copy of the respective minutes.

     The same book shall also contain the resolutions passed under the terms of item F) of Clause Twenty Fifth hereof, certified by the secretary of the Board of Directors.

                                   CHAPTER IV

                                 ADMINISTRATION

                               BOARD OF DIRECTORS

     TWENTY SEVENTH. The Company shall be managed by a Board of Directors. The Board of Directors shall be made up of, at all times, the number of Directors determined by the General Ordinary Shareholders' Meeting, in each case. The Board of Directors of the Company shall be made up of a number of owner Directors of no less than five (5) and no greater than twenty (20), without prejudice to the designation of their respective alternates, provided that at least twenty five percent of the Directors should be "independent directors" in accordance with the Stock Market Law. For each owner director, a respective alternate shall be assigned, provided that the alternate directors of the independent directors should also be independent.

     The Directors may be shareholders or persons foreign to the Company and should have the legal capacity to exercise their duties and should not be impaired from doing business.

     The Directors shall be appointed by the Shareholders' Meeting by a simple majority vote of the shareholders present at each Meeting. Any shareholder or group of shareholders representing at least ten percent (10%) of the capital stock shall have the right to appoint a Director and its respective alternate. The appointment of any owner Director, and its respective alternate, made by a minority, may only be revoked when the appointment of the rest of the Directors are also

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revoked, unless the removal is for a justified cause in accordance with applicable law.

     In the case of the temporary or permanent absence of an owner Director, such owner Director may be substituted by the alternate director that was specifically appointed to substitute him.

     The Board of Directors, shall, during the first meeting held after the annual Ordinary Meeting and as long as this Meeting did not make the appointment, appoint from among its members a chairman, which shall be elected by a majority vote of the members of such Board of Directors. The chairman of the Board of Directors shall always have the tie breaking vote.

     Furthermore, the Board of Directors, in the first meeting held after the annual Ordinary Meeting and as long as this Meeting did not make the appointment, name a secretary and an alternate secretary, which may not be members of the Board of Directors. Such secretary and alternate secretary may at any time be removed by the Board of Directors, and their temporary or permanent absences shall be filled by the persons appointed by the Board of Directors itself. Notwithstanding the fact that the secretary and alternate secretary are not members of the Board of Directors, they may sign and publish any call to the Shareholders' Meeting of the Company ordered or resolved by the Board of Directors in accordance with Clause Twenty First of these By-Laws.

                                  THE DIRECTORS

     TWENTY EIGHTH. The Directors should meet the requirements provided under the applicable legal provisions. The alternate directors shall fill the temporary or permanent absences of the owner directors in respect to which they were named alternate directors.

     The Directors shall be in office, as a general rule, for one (1) year, and may be reelected and, except for the provisions of applicable law, shall continue to be directors even when the period for which their were appointed has expired and until their successors are appointed and take office.

     The General Ordinary Shareholders' Meeting may provide a greater term during which one or more of the Directors appointed in such a Meeting shall hold office; in which case they may not be removed prior to the expiration of their term in office, except for justified cause or responsibility as provided under Law. The compensation of the Directors, as the case may be, shall be determined by the General Ordinary Shareholders' Meeting that appointed them and shall be paid out of general expenses.

                              MEETINGS OF THE BOARD

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     TWENTY NINTH. The meetings of the Board of Directors may be ordinary or extraordinary. The ordinary meetings shall be held periodically on the dates and times designated by such Board of Directors, provided that such Board of Directors meets at least once every three months. The extraordinary meetings shall be held when the chairman of the Board of Directors determines or at the request of twenty five percent of the directors or any of the examiners of the Company. The Examiner(s) shall be called to all of the meetings of the Board of Directors, where they shall attend but shall have no right to vote.

     The Board of Directors shall meet at the Company domicile or at any other place in Mexico or abroad as determined beforehand in the respective call. The meetings of the Board of Directors shall be presided over by the chairman of the same and in absence of such, by any director designated by the directors present at the meeting in question, by a majority of votes.

     The secretary of the Board of Directors shall act as the secretary and in the absence of the secretary, the alternate secretary shall act as such, and in the absence of the alternate secretary, any director designated by the directors present at the corresponding meeting.

     The calls shall be made in writing and sent to each one of the owner directors, alternates and examiners at least five (5) days prior to the date on which the meeting in question shall be held, at the respective addresses that such Directors and examiners may have indicated for such purposes. The call should specify the time, date, and place of the meeting and should be signed by the party making the call. The calls should be sent by mail or fax.

                                     QUORUM

     THIRTIETH. In order for the Board of Directors meeting to be valid, at least half of the directors that make up the Board of Directors from time to time must be in attendance. If a Meeting cannot be held because of a lack of quorum, the call shall be repeated as many times as necessary and the calls shall be sent under the terms provided by Clause Twenty Ninth, above.

     In order for the resolutions of the Board of Directors to be considered valid, they should be adopted by the favorable vote of the majority of the Directors present at the Meeting in question, notwithstanding whether a quorum exists or not. In the event of a tie, the Chairman of the Board of Directors, or its alternate, as applicable, shall have the tie breaking vote.

     Resolutions passed outside a meeting of the Board of Directors shall have the same validity as if they were adopted within a meeting of the Board of Directors when such resolutions are adopted by a unanimous vote of all the owner Directors and the same are confirmed in writing by

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each one of such owner Directors.

                                     MINUTES

     THIRTY FIRST. Minutes shall be drafted for each Board of Directors Meeting that is held, and such Minutes shall be recorded in the corresponding Minutes Book kept by the Company, signed by the chairman of the Board of Directors or in absence of the above, by the person that presided over the meeting, the secretary or in the absence of the above, the person that acted as a secretary and the examiner or examiners that may have attended. From the content of such minutes, the secretary or alternate secretary may issue the certified copies, extracts or certifications that may be necessary.

     The same Minutes Book shall contain the agreements adopted under the terms of the last paragraph of Clause Twenty Ninth of these company by-laws, which shall be certified by the secretary or alternate secretary.

     All minutes shall have attachments including (i) the documents that in such case justify that the calls were made under the terms established by these by-laws; (ii) the attendance list, duly signed by the parties in attendance,
(iii) the reports and other documents submitted to the consideration of the Board of Directors and (iv) a copy of the corresponding Minutes.

                                   GUARANTIES

     THIRTY SECOND. The members of the Board of Directors shall not be required to guarantee the responsibilities that they may incur as a result of the carrying out of their duties, nor shall they have to grant any other bond or deposit in cash before the Company, unless so expressly determined by the General Shareholders' Meeting that appointed them.

                        POWERS OF THE BOARD OF DIRECTORS

     THIRTY THIRD. The Board of Directors, as a professional body, shall have the authorities granted to the types of bodies of its class by the corresponding legislation and these company by-laws, provided that the Board of Directors may not pass resolutions regarding any of the matters reserved to the Shareholders' Meeting in accordance with the law or these company by-laws.

     No member of the Board of Directors may exercise the powers of the Board of Directors individually. The Board of Directors may designate, from among its members, delegates for the execution of concrete acts. In the absence of such special designations, the representation shall correspond to the chairman of the Board of Directors.

     By means of example and not limitation, the Board of Directors, as a professional body, shall

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have the following powers:

     A) General power for lawsuits and collections, with all the general and special powers that require a special clause according to law, including the power to grant powers, cease participating in all types of lawsuits, claims and proceedings in general, including the amparo trial, present criminal complaints and accusations, enter into settlements, participate in arbitrations and assist the District Attorney and such power may be exercised before all types of persons and authorities, whether judicial, civil, administrative, penal or labor, federal or local, within a trial or outside a trial, and such powers shall be as broad as permitted under law.

     B) General power to manage the business and assets of the company, grant and subscribe all types of guaranties and special guaranties (avales), and execute the acts, execute agreements, sign documents and grant or subscribe the credit instruments required by the administration.

     C) General power to exercise the acts of ownership permitted under law.

     D) Power to grant, subscribe and endorse all types of credit instruments or securities, under the terms of Article 9th of the General Law of Credit Instruments and Transactions.

     E) Power to substitute all or part of its powers or authorities, and grant and revoke general or special powers, within the limitations provided in these company by-laws.

     F) Power to call General Shareholders' Meetings and execute and require that the resolutions adopted in the same be complied with.

     G) Power to designate and revoke the appointments of the general director of the Company, managers, officers, high level personnel and other internal entities of the Company that they may determine convenient, as well as the guaranties that should be granted when the Board of Directors considers necessary.

     H) Power to establish branches and agencies of the Company and to remove them.

     I) Power to sign all types of documents, agreements and public deeds directly or indirectly related to the corporate purpose of the company.

     J) In general, carry out all of the acts and agreements that may be necessary in order to comply with the corporate purpose of the Company and those that are attributed to them in any other clause herein. The Board of Directors may delegate one or more of its powers to one or more directors, so that they may exercise the same in the businesses and places that they may determine, signed by the person or persons that for such effects is designated from among its members, to sign all types of documents, contracts or public deeds directly or indirectly related to

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the corporate purposes of the Company and in general appoint, from among its members, one or more delegates for the execution of concrete actions.

     Notwithstanding the above:

     I. The Board of Directors shall have the exclusive power to determine how the Company's own actions should be voted on, during the ordinary and extraordinary Shareholders' Meetings of the civil or mercantile companies of which the Company is the majority shareholder of the capital stock of such companies.

     II. The Board of Directors shall require the prior authorization from the Ordinary General Shareholders' Meeting to approve the acquisition or assignment of shares, or the exercise of the withdrawal right, in the following cases:

     1. When the value of the acquisition of the shares of another company, by virtue of one or more simultaneous or successive acquisition, surpasses twenty percent (20%) of the capital stock of the Company, in accordance with the last statement of the financial position of the same. No approval from the General Ordinary Shareholders' Meeting shall be required when shares of other mercantile or civil companies which activities coincide with the corporate purpose of the Company are acquired.

     2. When the assignment value of the shares of another company, by virtue of one or more simultaneous or successive assignments, exceeds twenty percent (20%) of the accounting capital of the Company. Prior approval from the General Ordinary Shareholders' Meeting shall be required when the assignment of the shares implies, by means of one or more simultaneous or successive transactions, the loss of control of the company issuing such shares, which activities coincide with the corporate purpose of the Company.

     3. When the exercise of the right to withdraw of the variable capital companies in which the Company participates represents, by virtue of one or more simultaneous or successive actions, the reimbursement of shares which value exceeds twenty percent (20%) of the accounting capital of the Company, in accordance with the last statement of the financial position of the Company. Previous approval from the Ordinary General Shareholders' Meeting shall be required when such withdrawal implies, by virtue of one or more simultaneous or successive actions, the loss of control by the company that issued the shares, which activities coincide with the corporate purpose of the Company.

     III. The Board of Directors shall have the power, not be subject to delegation, to approve the

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operations apart from the normal course of business and to be executed by and between the Company and its shareholders, with parties that are members of the administration of the Company or with which such parties maintain patrimonial ties or family ties to the second level, spouse or domestic partner, the purchase or sale of ten percent (10%) or more of the value of the assets of the Company, the granting of guaranties for an amount greater than thirty percent (30%) of the value of the assets of the Company, or operations other than those mentioned above, but not including the ordinary course of business of the Company when they represent more than one percent (1%) of the value of the assets of the Company.

     The directors shall be responsible for the resolutions adopted with respect to the matters referred to in section III, above, except in the case provided under Article 159 of the General Law of Mercantile Companies, or in the event that the directors base their decisions on the opinions of independent specialists, or on the Audit Committee, which shall issue an opinion with respect to any of these matters.

                                 AUDIT COMMITTEE

     THIRTY FOURTH. The Board of Directors of the Company shall establish an Audit Committee, which shall be made up of directors at all times, of which the majority may be made up of independent directors. The chairman of the Audit Committee shall be an independent director. The examiner(s) shall be cited to such committee and shall be able to attend but shall not have the right to a vote.

     The Audit Committee shall have the following powers:

     A) Draft an annual report regarding its activities which should be presented to the Board of Directors;

     B) Provide opinions regarding the transactions involving the Company and the related parties referred to in Section III of Clause Thirty Third, above; and

     C) Propose the hiring of independent specialists in the case they consider it convenient, in order for such specialists to express their opinions with respect to the transactions referred to in item b), immediately above.

     The report(s) of the Audit Committee, of each fiscal year of the Company, which should be presented to the Annual General Ordinary Shareholders' Meeting.

                       INTERMEDIATE ADMINISTRATIVE BODIES

     THIRTY FIFTH. The Board of Directors of the Company may establish one or more

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intermediate administrative bodies, and in such case, the structure, management framework and express powers shall be subject to the provisions of this Clause.

     Any intermediate administrative body shall be made up of the number of members that in case are determined by the Board of Directors, but in no case may they be made up of less than three members. Furthermore, an alternate for each owner member may be appointed.

     The naming of the members of each intermediate administrative body from time to time, shall be the responsibility of the Directors of the Company, appointed at the same General Ordinary Shareholders' Meeting that agreed to name the members of the Board of Directors.

     The intermediate administrative bodies of the Company shall be responsible for implementing the policies and directives of the Board of Directors, within the scope determined by the Board of Directors that may establish such intermediate administrative body, and may only resolve those matters that are not exclusively reserved to the Shareholders' Meeting or Board of Directors.

     The members of any intermediate administrative body shall invariably act as a professional organization and their powers can not be wholly, or in an unlimited manner, delegated to any party whatsoever. The majority of its members shall be a quorum and resolutions shall be passed as a result of the favorable vote of the majority of the members present, and the Board of Directors should be informed on an annual basis of the most important resolutions adopted therein, or when facts or actions that are transcendental for the Company take place that in their judgment merit such resolutions.

     The meetings of the intermediate administrative bodies shall be held as often as is determined by the Board of Directors or the chairman of the same, and shall be called following the procedure provided in Clause Twenty Ninth of these By-Laws for the calling of meeting of the Board of Directors, and the call should be made in the same manner to the Owner Directors of the Company, which shall be able to attend the meetings but shall not have a vote in the same. The General Director and other managers or officers of the Company, or of the mercantile or civil companies in which the Company has a participation in the capital stock, or whatever other advisers or experts, as well as the members of the Executive Committee, may attend such meetings but shall not have a vote in the same.

     The meetings shall be presided over by the Chairman of the Board or in absence of such Chairman, by the person that for such effects has been selected by the members of the intermediate administrative body in question, and the Secretary of the Board of Directors shall

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acts as the secretary of the intermediate administrative body, or as applicable, the alternate secretary. The minutes recorded as a result of such meetings shall be signed by the parties who acted as the Chairman and Secretary, and the other attendees who wish to sign the minutes.

     Except as provided to the contrary by the Board of Directors that established them, the intermediate administrative bodies shall have the following powers:

     A) General power for lawsuits and collections, acts of administration and dominion, with all the general and special faculties requiring a special clause in accordance with the law according to the provisions of articles 2554 and 2587 of the Federal Civil Code and its correlatives in the articles of the Civil Codes of the other states of the Mexican Republic. This power may be exercised with respect to all of the affairs of the Company, except for those that are reserved by Law or by these By-Laws to another body of the Company.

     B) Power to grant and subscribe credit titles under the terms of Article 9 of the General Law of Credit Instruments and Transactions, including guaranty or special guaranty (aval) endorsements.

     C) Assign, as well as to record liens by means of pledges, or in any other manner record liens on the property or real property of the Company.

     D) Authorize the granting of any guaranty or special guaranty (aval).

     E) Power to confer general or special powers, as well as the power to revoke them, within the limits of their powers.

     F) In general, have the broadest powers to decide upon and pass resolutions regarding the assets and businesses of the Company, related directly or indirectly to the purpose of the same, with the power to name one or more persons as special delegates for the execution of its resolutions, and in the absence of such appointment, they may be executed by the Chairman of the Board of Directors.

     The members of any intermediate administrative body may receive the compensation determined by the Board of Directors, charged to profits and losses.

                                    CHAPTER V

                                    OVERSIGHT

                                    OVERSIGHT

     THIRTY SIXTH. The oversight of the Company shall be the responsibility of as many owner directors and their alternates as may be determined by the General Shareholders' Meeting. All shareholders that are holders of shares that have been subscribed and totally paid in, representing

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ten percent (10%) or more of the capital stock of the Company, shall have the right to designate an owner director, and its respective alternate, without prejudice to those that the General Ordinary Shareholders' Meeting may elect, as long as such party has abstained from voting in such elections.

                                    EXAMINERS

     THIRTY SEVENTH. The examiners may or may not be shareholders of the Company, and shall remain in office, as a general rule, for a term of one year, except for the provisions of the applicable legislation, and shall continue in office until the parties named to substitute them are appointed and take office. The compensation of the examiners, as applicable, shall be determined by the General Shareholders' Meeting that designated them.

     The following parties may not serve as examiners: (I) parties that under law are impaired from practicing business; (II) parties employed by the Company, or the employees of those other companies owning more than twenty five percent (25%) of the capital stock of the Company, or (III) the blood relatives of the directors of the Company, direct relatives without limitation to level, collateral relatives within the fourth level and kin within the second level.

                       POWERS, OBLIGATIONS AND GUARANTIES

     THIRTY EIGHTH. The examiner(s) shall have the powers and obligations provided under Article 166 of the General Law of Mercantile Companies. They shall not be required to guarantee the responsibilities that they may incur as a result of the carrying out of their duties, nor shall they have to grant any other bond or deposit in cash before the Company, unless so expressly determined by the General Shareholders' Meeting that appointed them.

                                   CHAPTER VI

              REGARDING THE FINANCIAL, PROFIT AND LOSS INFORMATION

                                  FISCAL YEARS

     THIRTY NINTH. The fiscal years of the company shall not exceed a twelve
(12) month period and shall begin on January 1st and end on December 31st of each year.

                              FINANCIAL INFORMATION

     FORTIETH. A) At the end of each fiscal year a general balance, a profit and loss statement, a statement of changes in the financial position and a statement of the changes in the investments of the shareholders, as well as the other financial information referred to in Article 172 of the General Law of Mercantile Companies should be presented and should conclude within the first

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three(3) months following the close of the corresponding fiscal year.

     B) The chairman of the Board of Directors shall submit the balance and other financial information to the Examiners at least thirty (30) days before the date provided for the General Shareholders' Meeting that shall discuss them, together with the documents justifying such reports or statements, and a general report regarding the course of business of the Company. The examiners, within the following fifteen (15) days, shall draft a report with the observations and proposals that they consider to be pertinent. The balance, together with its attachments and other financial information and report of the examiner(s) should remain in the power of the Board of Directors during a term of fifteen (15) days before the date of the General Shareholders' Meeting that shall discuss them, and a copy of the same shall be at the disposal of the shareholders at the office of the Company during the term mentioned above.

     C) The Company shall carry out an adequate accounting registry, in each case.

                                    EARNINGS

     FORTY FIRST. The earnings obtained in each fiscal year shall be applied as follows:

     A) The amount agreed to by the Meeting for the formation or reconstitution, as applicable, of the legal reserve fund, shall be separated out, and in any case such an amount should be at a minimum five percent (5%) of the net earnings of the fiscal year in question, until such fund is equal to the amount of twenty percent (20%) of the capital stock;

     B) The amount determined by the Meeting for the establishment of the Reserve for the Acquisition of the Company's Own Shares shall be separated out, as is provided in Clause Thirteenth of these By-laws;

     C) Once the provisions of items (a) and (b) above have been complied with, the Meeting should:

     (i) Separate out the amount the Company determines is appropriate for the formation or increase of reinvestment, contingency or special reserves, or reserves that they may consider convenient; and/or

     (ii) Declare dividends by means of their distribution among the shareholders, provided that the distribution of earnings is made in proportion to the number of shares and the amount that was paid over each; and/or

     (iii) The amounts determined by the Meeting shall be placed in the account of earnings pending application.

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                                     LOSSES

     FORTY SECOND. The shareholders shall only be responsible for the losses incurred by the Company up to and in proportion to the amount of their respective contributions.

     Consequently, the owners of the paid-up shares shall not have any additional responsibilities whatsoever. The owners of shares that have not been integrally paid, shall only respond until the amount not paid up with respect to their shares.

                                    FOUNDERS

     FORTY THIRD. The founder do not reserve any special participation whatsoever in the earnings of the Company.

                                   CHAPTER VII

                           DISSOLUTION AND LIQUIDATION

                              CAUSES OF DISSOLUTION

     FORTY FOURTH. The Company shall be dissolved by means of a resolution adopted by the shareholders represented at least seventy five percent (75%) of the subscribed and paid in capital of the Company, of the General Extraordinary Shareholders' Meeting:

     A) As a result of the expiration of the life term determined herein;

     B) As a result of the impossibility of carrying out the corporate purpose;

     C) By means of the agreement of the shareholders; passed as a result of these company by-laws and the law;

     D) Because the number of shareholders is less than two; or

     E) Due to the loss of two thirds of the capital stock, except if the shareholders replace it or decrease it without violating the minimum established under law.

                                   LIQUIDATION

     FORTY FIFTH. A) Once the dissolution of the Company is agreed upon, it shall then be placed under liquidation proceedings, which shall be the responsibility of one or more liquidators as determined by the respective General Extraordinary Shareholders' Meeting.

     B) While the appointment of the liquidators has not been recorded in the Public Registry of Property and Commerce, and these parties have not begun their duties, the directors shall continue in office.

     C) The liquidation shall be carried out in the manner provided under the valid General Law of Mercantile Companies. The Meeting, in the act of agreeing to the dissolution, should establish the

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rules that, in addition to the legal provisions and the provisions provided herein, should dictate the actions of the liquidators.

     D) The Meeting shall meet during the liquidation process in the same manner as during the normal existence of the Company, and the liquidators shall have the powers that correspond to the Board of Directors and the functions established for such positions by the valid General Law of Mercantile Companies. The examiners shall have the same authorities and powers that they do during the normal existence of the Company.

                                  CHAPTER VIII

                                FINAL PROVISIONS

                               SUPPLEMENTARY LAWS

     FORTY SIXTH. For all matters not provided for by these Company By-Laws, the Company shall be subject to the provisions of the General Law of Mercantile Companies and as applicable, the Stock Market Law."